EXHIBIT 10.34

AMERICAN CAPITAL STRATEGIES, LTD.

EMPLOYEE STOCK OWNERSHIP PLAN

As Amended and Restated Effective January 1, 2009

AMERICAN CAPITAL STRATEGIES, LTD.

401(k) PLAN

As Amended and Restated Effective January 1, 2009

AMERICAN CAPITAL STRATEGIES, LTD.

EMPLOYEE STOCK OWNERSHIP PLAN

AMERICAN CAPITAL STRATEGIES, LTD.

401(k) PLAN

1.34	Hour of Service	6
1.35	Investment Fund	7
1.36	Leased Employee	7
1.37	Matching Contribution	7
1.38	Newly Hired Employee	7
1.39	Normal Retirement Age	7
1.40	One-Year Break in Service	7
1.41	Participant	7
1.42	Plan	7
1.43	Plan Year	7
1.44	Prime Rate	7
1.45	Publicly Traded Security	8
1.46	Qualified Domestic Relations Order	8
1.47	Qualified Matching Contribution	8
1.48	Qualified Nonelective Contribution	8
1.49	Quarterly Valuation Date	8
1.50	Required Beginning Date	8
1.51	Rollover Contribution	8
1.52	Roth Elective Contribution	8
1.53	Trust Fund	8
1.54	Valuation Date	8
1.55	Vested Percentage	8
1.56	Year of Service	8

ARTICLE 2 Eligibility and Participation		9

2.1	Eligibility and Commencement of Participation	9
2.2	Reemployment	9

ARTICLE 3 Contributions and Allocations		9

3.1	Contribution and Allocation Restrictions	9
3.2	Elective Contributions Under the 401(k) Plan	9
3.3	Discretionary Matching Contributions Under the 401(k) Plan	11
3.4	ESOP Contributions	12
3.5	Rollover Contributions	14
3.6	Participant After-Tax Contributions	14
3.7	Time of Payment of Contributions	14
3.8	Return of Contributions	15
3.9	Veterans’ Rights	15
3.10	Catch-Up Contributions under the 401(k) Plan	16
3.11	Roth Elective Contributions Under the 401(k) Plan	16

ARTICLE 4 Accounts		18

4.1	Separate Accounts and Records	18
4.2	Investment of Accounts	18
4.3	Valuation of Accounts	19
4.4	Independent Appraiser	20
4.5	ESOP Stock Fund	20

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4.6	Voting Rights; Tender Offers	20

ARTICLE 5 Contribution And Allocation Restrictions		21

5.1	Maximum Limits on Allocations	21
5.2	Actual Deferral Percentage Test	22
5.3	Actual Contribution Percentage Test	24
5.4	Qualified Nonelective Contributions and Qualified Matching Contributions	26
5.5	Satisfaction of ADP Test for Plan Years After 1999 and Before 2007	26

ARTICLE 6 Vesting		26

6.1	Vesting	26
6.2	Forfeitures	28
6.3	Reinstatement of Service Upon Rehire	28

ARTICLE 7 Withdrawals During Employment		29

7.1	Hardship Withdrawals	29
7.2	Withdrawals After Age 59 1/2	31
7.3	Diversification of Investments	31
7.4	Withdrawal of Rollover Contributions	32

ARTICLE 8 Distributions		33

8.1	Entitlement to Distribution	33
8.2	Time of Distribution	33
8.3	Method of Distribution	34
8.4	Prohibition on Alienation	35
8.5	Designation of Beneficiary	35
8.6	Rollover Distribution.	36
8.7	Distributions to Alternate Payees	37
8.8	Minimum Distribution Requirements for Calendar Years after 2002	38

ARTICLE 9 Administration of the Plan		41

9.1	Powers and Duties of the Administrator	41
9.2	Pension Committee	43
9.3	Records and Notices	44
9.4	Compensation and Expenses	44
9.5	Fiduciary Principles	44
9.6	Appointment of Investment Managers	44

ARTICLE 10 Claims Procedure		45

10.1	Application for Benefits	45
10.2	Notice of Denied Claim for Benefits	45
10.3	Appeal of Denied Claim	45

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ARTICLE 11 Amendment and Termination		46

11.1	Amendment or Restatement	46
11.2	Termination and Discontinuance of Contributions	47
11.3	Distribution Upon Termination	47
11.4	Merger, Consolidation or Transfer of Assets and Liabilities	47
11.5	Successor Employer	47

ARTICLE 12 General Provisions		47

12.1	Limitation on Liability	47
12.2	Indemnification	48
12.3	Insurance	48
12.4	Compliance with ERISA	48
12.5	Nonalienation of Benefits	48
12.6	Employment Not Guaranteed by Plan	48
12.7	Construction	49
12.8	Form of Communication	49
12.9	Facility of Payment	49
12.10	Location of Participant or Beneficiary Unknown	49
12.11	Service in More Than One Fiduciary Capacity	49
12.12	Offset	49
12.13	Model EGTRRA Amendments	50

ARTICLE 13 Special ESOP Rules		50

13.1	Transfer Restrictions: Right of First Refusal of Trustee and Employer	50
13.2	Option to Sell	51
13.3	Exempt Loan	53
13.4	Valuation	56
13.5	Distribution	56
13.6	Termination of the Plan	56
13.7	Preemption	56

ARTICLE 14 Top Heavy Plan Rules		56

14.1	Applicability of this Article	56
14.2	Aggregated Employers	56
14.3	Aggregation Group	56
14.4	Compensation	57
14.5	Determination Date	57
14.6	Five Percent Owner	57
14.7	Key Employee	57
14.8	One Percent Owner	58
14.9	Shareholder Attribution Rules	58
14.10	Top Heavy Aggregation Group	58
14.11	Top Heavy Plan	60
14.12	Determination of Top Heavy Status	62
14.13	When Applicable	62
14.14	Vesting Requirement	62
14.15	Defined Contribution Plan Minimum Benefit Requirement	62

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14.16	Salary Reduction and Matching Contributions	63
14.17	Priorities Among Plans	63
14.18	Bargaining Units	64
14.19	Certain Changes Effective for Plan Years beginning on and after January 1, 2002	64

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INTRODUCTION

As of January 1, 1992, American Capital Strategies, Ltd. established the American Capital Strategies, Ltd. Employee Stock Ownership Plan (the “Plan”). The Corporation amended and restated the Plan in its entirety as of August 12, 1997, and changed the name of the Plan to the American Capital Strategies, Ltd. First Amended and Restated Employee Stock Ownership Plan.

The Corporation amended and restated the Plan, effective January 1, 1998 to, among other things, comply with the Code’s qualification requirements, as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998. The Corporation amended the Plan, effective October 28, 1999, (i) to add a cash or deferred arrangement pursuant to Code Section 401(k), (ii) to allow the Employer to make discretionary contributions to the Plan, and (iii) to rename the Plan the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan. All provisions relating to the addition of the cash or deferred arrangement and discretionary Employer contributions were effective as of October 28, 1999.

The Corporation amended and restated the Plan, effective May 1, 2000, to make certain design changes.

The Corporation amended and restated the Plan, effective April 1, 2004 to, among other things, reflect the appointment of a new Trustee and Plan record keeper and to make certain design changes. The Corporation amended the Plan, effective January 1, 2007, to permit Roth Elective Contributions and to add an automatic enrollment feature with respect to Employee pre-tax contributions.

Effective March 31, 2007, the assets and liabilities attributable to the profit sharing part of the Plan were transferred to a new, separate plan, and the Corporation amended and restated the Plan document to establish two separate and distinct qualified plans, the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan (the “ESOP”), an employee stock ownership plan within the meaning of Code Section 4975(e)(7), and the American Capital Strategies, Ltd. 401(k) Plan (the “401(k) Plan”), a profit-sharing plan with a qualified cash or deferred arrangement pursuant to Code Section 401(k). Except as otherwise provided herein, the effective date of the amended and restated ESOP and the new 401(k) Plan was March 31, 2007.

The ESOP was amended and restated effective January 1, 2008, (i) to change the name of the ESOP to the “American Capital Strategies, Ltd. Employee Stock Ownership Plan,” and (ii) to clarify that, if a Participant does not affirmatively elect to have cash dividends paid on Employer Stock allocated to his ESOP Contribution Subaccount passed through to the Participant, such dividends shall be reinvested in Employer Stock. The 401(k) Plan was amended and restated effective January 1, 2008, (i) to eliminate discretionary Employer matching and profit sharing contributions to the 401(k) Plan, and (ii) to eliminate the payment of gap period earnings on refunded Excess Elective Contributions. The Plan was amended and restated, effective January 1, 2008, (i) to comply with final Treasury Regulations issued under Code Section 415, (ii) to clarify that the Corporation, as Administrator of the Plan, may appoint a Pension Committee and delegate its administrative responsibilities under the Plan to the Pension Committee, and (iii) to make certain technical and clarifying changes. Unless otherwise provided herein, the effective date of the foregoing changes was January 1, 2008.

The Plan was amended and restated effective January 1, 2009, (i) to change the name of the ESOP to the “American Capital, Ltd. Employee Stock Ownership Plan”, (ii) to change the name of the 401(k) Plan to the “American Capital, Ltd. 401(k) Plan”, (iii) to eliminate the annual nondiscretionary ESOP Contribution by the Employer, (iv) to provide for an annual discretionary Matching Contribution by the Employer in such amount as the Board of Directors of the Corporation determines, (v) to reflect the requirements of the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008 and the Worker, Retiree and Employer Recovery Act of 2008, and (vi) to make certain technical and clarifying changes. Except as otherwise provided herein, the effective date of the foregoing amendment and restatement is January 1, 2009.

ARTICLE 1

Definitions

1.1 401(k) Account. An account established for a Participant pursuant to Article 4 hereof comprised of the following subaccounts: the Elective Contribution Subaccount, the Matching Contribution Subaccount, the Qualified Nonelective Contribution Subaccount, the Qualified Matching Contribution Subaccount, the Rollover Contribution Subaccount and the Roth Elective Contribution Subaccount.

1.2 401(k) Plan. The American Capital Strategies, Ltd. 401(k) Plan. Effective January 1, 2010, the term “401(k) Plan” means the American Capital, Ltd. 401(k) Plan”. The 401(k) Plan is intended to be a qualified profit sharing plan described in Code Section 401(a) with a qualified cash or deferred arrangement described in Code Section 401(k).

1.3 Account. A 401(k) Account or an ESOP Account. As the context requires, the term “Account” as used herein shall apply collectively to both a 401(k) Account and an ESOP Account or singly to one of the foregoing Accounts.

1.4 Administrator. The Corporation.

1.5 Affiliate. Any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Corporation, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Corporation, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Corporation, and any other entity required to be aggregated with the Corporation pursuant to Treasury Regulations under Code Section 414(o).

1.6 Annual Valuation Date. The last day of each Plan Year.

1.7 Board of Directors. The Board of Directors of the Corporation.

1.8 Code. The Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations and rulings.

1.9 Compensation.

(a) An Employee’s wages received from the Employer during the Plan Year required to be reported on the Employee’s IRS Form W-2 for income tax withholding purposes, plus elective contributions made by the Employer on behalf of the Employee that are not includible in the Employee’s gross income pursuant to Code Section 125, Code Section 132(f)(4), or Code Section 402(g)(3). For Plan Years beginning on and after January 1, 2008, the term “Compensation” shall also include compensation paid by the later of 2 1/2 months after a Participant’s severance from Employment or the end of the Plan Year that includes the date of the Participant’s severance from Employment if the payment is: (i) regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a severance from Employment, the payment would have been paid to the Participant while the Participant continued in Employment; or (ii) for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if Employment had continued. For purposes of Sections 3.2 and 3.3 hereof, the term “Compensation” shall exclude any retention bonus paid to an Employee by the Employer during the period beginning on April 1, 2009, and ending on March 15, 2010.

(b) Any payment not described in (a) above shall not be considered “Compensation” if paid after severance from Employment even if it is paid by the later of 2 1/2 months after the date of severance from Employment or the end of the Plan Year that includes the date of severance from Employment.

(c) For purposes of Sections 5.2 and 5.3 hereof, the term “Compensation” shall be determined by the Administrator in a manner which satisfies Code Section 414(s) for the Plan Year and which shall be applied uniformly to determine the Compensation of every Participant for that Plan Year.

(d) The Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed the annual compensation limit in effect for such Plan Year pursuant to Code Section 401(a)(17). In the event of any short Plan Year, the Code Section 401(a)(17) annual compensation limit shall be multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12.

(e) Compensation shall include compensation paid in a foreign currency by the Employer to an Employee during a Plan Year. Compensation paid in a foreign currency during a calendar quarter of a Plan Year shall be converted to U.S. dollars using the applicable currency conversion rate published in the Wall Street Journal on the last business day of the calendar quarter.

1.10 Contribution. With respect to the 401(k) Plan, an Elective Contribution, a Matching Contribution, a Qualified Nonelective Contribution, a Qualified Matching Contribution, a Rollover Contribution, a Catch-Up Contribution or a Roth Elective Contribution. With respect to the ESOP, an ESOP Contribution. As the context requires, the term “Contribution” as used herein shall apply collectively to all of the foregoing contributions or singly to one of the foregoing contributions.

1.11 Corporation. American Capital, Ltd. and any successor thereto.

1.12 Disability. The inability to engage in any substantial gainful activity by reason of a medically determinable impairment expected to last at least 12 months or to end in death, as defined in Code Section 72(m) and Title II and Title XVI of the Social Security Act.

1.13 Disqualified Person. The Employer, an owner (either direct or indirect) of 50% or more of the voting power or total value of all classes of stock entitled to vote, an officer or director of the Employer, a holder of 10% or more of the Employer’s shares or any other person defined as a “disqualified person” in Code Section 4975(e)(2).

1.14 Effective Date. The original effective date of the ESOP is January 1, 1992, and the original effective date of the 401(k) Plan is March 31, 2007. The effective date of this amendment and restatement of the Plan (i.e., the ESOP and 401(k) Plan) is January 1, 2009.

1.15 Elective Contribution. A contribution made under the 401(k) Plan by the Employer to the Trust Fund pursuant to Section 3.2 hereof.

1.16 Eligible Employee. An Employee who has satisfied the eligibility requirements of Section 2.1 hereof.

1.17 Employee. Any common law employee of the Employer. The term “Employee” shall not include, however, any individual classified by the Employer as a leased employee (including a Leased Employee) or independent contractor, even if a court or administrative agency subsequently determines that such individual is a common law employee.

1.18 Employer. The Corporation and any Affiliate that adopts the Plan with the approval of the Corporation. As the context requires, the term “Employer” as used herein shall apply collectively to all corporations that are Employers under the Plan or singly to an Employer.

1.19 Employer Stock. Stock of the Corporation that satisfies the requirements of Code Section 409(l).

1.20 Employment. An Employee’s employment with the Employer.

1.21 ESOP. The American Capital Strategies, Ltd. Employee Stock Ownership Plan. Effective January 1, 2010, the term “ESOP” means the American Capital, Ltd. Employee Stock Ownership Plan. The ESOP is intended to be a qualified stock bonus plan described in Code Section 401(a) and an “employee stock ownership plan” within the meaning of the Code Section 4975(e)(7).

1.22 ESOP Account. An account established for a Participant pursuant to Article 4 hereof comprised of an ESOP Contribution Subaccount and an ESOP Diversification Subaccount.

1.23 ESOP Contribution. A contribution made under the ESOP by the Employer to the Trust Fund pursuant to Section 3.4 hereof.

1.24 ESOP Stock Fund. An Investment Fund in which ESOP Contributions, and earnings thereon, are invested primarily in Employer Stock, as described in Section 4.5 hereof.

1.25 ESOP Suspense Account. A suspense account established pursuant to Section 3.4(g) hereof.

1.26 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

1.27 Excess Aggregate Contribution. An excess Matching Contribution described in Section 5.3(c) hereof.

1.28 Excess Elective Contribution. An excess Elective Contribution described in Section 5.2(c) hereof.

1.29 Excess Elective Deferral. An excess elective deferral described in Section 3.2(d) hereof.

1.30 Exempt Loan. A loan described in Section 13.3 hereof.

1.31 Exempt Loan Suspense Account. A suspense account described in Section 13.3(i) hereof.

1.32 Forfeiture. The portion, if any, of a Participant’s Account that is forfeited pursuant to Section 3.2(d)(iii) or 6.2 hereof.

1.33 Highly Compensated Employee (HCE). Any Employee who: (a) was a five-percent owner (as defined in Code Section 416(i)(1)) at any time during the current or preceding Plan Year, or (b) had Compensation in excess of $80,000, as adjusted in accordance with Code Section 414(q)(1), and was in the top-paid group during the preceding Plan Year. The term “top-paid group” shall mean the group consisting of the top 20 percent of the Employees of the Employer and Affiliates when ranked by Compensation.

1.34 Hour of Service.

(a) An Employee shall be credited with an Hour of Service for:

(i) Each hour for which an Employee is paid, or entitled to payment, for the performance of service for the Employer;

(ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer without the performance of service (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty, or leave of absence. Pursuant to this Section 1.34(a)(ii), no more than 501 Hours of Service shall be credited for any single continuous period, regardless of whether such period occurs in one or more Plan Years. The determination of an Employee’s Hours of Service shall be governed by 29 CFR Section 2530.200b-2 and 3; and

(iii) Each hour for which back pay, regardless of any mitigation of damages, is either awarded or agreed to by the Employer.

(b) The same Hours of Service shall not be credited pursuant to both paragraph (a)(i) or (a)(ii) above, as the case may be, and paragraph (a)(iii) above.

(c) Solely to avoid a One-Year Break in Service, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. An absence from work for maternity or paternity reasons means an absence due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee for adoption by the Employee, or (iv) the care of such child immediately after birth or placement. An Employee shall be credited with Hours of Service pursuant to this Section 1.34(c) first to the Plan Year in which the absence begins to the extent necessary to prevent a One-Year Break in Service in that Plan Year, then to the Plan Year following the Plan Year in which the absence begins. No more than 501 Hours of Service shall be credited under this Section 1.34(c). If the hours which would have been credited but for an absence due to maternity or paternity reasons cannot be determined, an Employee shall be credited with eight Hours of Service for each day of the absence. An Employee shall not be credited with Hours of Service pursuant to this Section 1.34(c) unless the Employee provides the Administrator such information as the Administrator reasonably requires to establish the purpose of the absence as consistent with this Section and to establish the number of days in the absence.

(d) An Employee shall be credited with an Hour of Service for a Plan Year with respect to which a payment, agreement or award relates rather than the year or period in which the payment, agreement or award occurs.

(e) Hours of Service shall be credited for Employment with any Affiliate for vesting purposes under Article 6 hereof.

(f) Notwithstanding (a) through (e) above, if an Employee is credited with at least one Hour of Service during any semi-monthly payroll period, he shall be credited with 95 Hours of Service for such semi-monthly payroll period, regardless of the number of Hours of Service actually completed during such semi-monthly payroll period. However, this Section 1.34(f) shall not apply with respect to any Employee employed on a basis not customarily requiring at least 45 Hours of Service per week.

1.35 Investment Fund. An investment fund selected by the Administrator pursuant to Section 9.1(a) hereof.

1.36 Leased Employee. Any individual who is not an employee of, but who performs services for, the Employer if: (a) such services are performed pursuant to an agreement between the Employer and any other person; (b) such individual has performed such services for the Employer (or for the Employer and related persons) on a substantially full-time basis for a period of at least one year; and (c) such services are performed under primary direction or control by the Employer. A Leased Employee shall not be eligible to participate in the Plan.

1.37 Matching Contribution. A discretionary matching contribution made under the 401(k) Plan by the Employer to the Trust Fund pursuant to Section 3.3 hereof.

1.38 Newly Hired Employee. An individual who becomes an Employee on or after January 1, 2007.

1.39 Normal Retirement Age. The later of: (a) the date on which a Participant attains age 65, or (b) a Participant’s fifth anniversary of participation in the Plan.

1.40 One-Year Break in Service. A Plan Year during which a Participant does not complete at least 501 Hours of Service.

1.41 Participant. An Eligible Employee who has become a Participant after satisfying the eligibility requirements of Article 2 hereof and any other individual with an Account balance hereunder.

1.42 Plan. The following two separate and distinct legal plans, as amended from time to time, and as set out in this single document: the ESOP and the 401(k) Plan. As the context requires, the term “Plan” as used herein shall apply collectively to both the ESOP and the 401(k) Plan or singly to one of the foregoing Plans.

1.43 Plan Year. The calendar year.

1.44 Prime Rate. The rate of interest identified as such under the heading “Money Rates” in the Eastern Edition of The Wall Street Journal or, if a range of rates is listed, the lowest such rate. In the event the practice of listing such a rate is discontinued, such other indication of the generally accepted prime rate of interest as may be designated by the Board of Directors.

1.45 Publicly Traded Security. A security listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

1.46 Qualified Domestic Relations Order. A “qualified domestic relations order” within the meaning of Code Section 414(p).

1.47 Qualified Matching Contribution. A matching contribution made under the 401(k) Plan by the Employer to the Trust Fund pursuant to Section 5.4 hereof that is nonforfeitable when made and is distributable only in accordance with the distribution provisions hereunder applicable to Elective Contributions.

1.48 Qualified Nonelective Contribution. A nonelective contribution (other than a matching contribution) made under the 401(k) Plan by the Employer to the Trust Fund pursuant to Section 5.4 hereof that is nonforfeitable when made and is distributable only in accordance with the distribution provisions hereunder applicable to Elective Contributions.

1.49 Quarterly Valuation Date. The March 31, June 30, September 30, and December 31 of each Plan Year.

1.50 Required Beginning Date. With respect to a Participant, the April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2, or (b) in the case of a Participant who is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant terminates Employment.

1.51 Rollover Contribution. A rollover contribution made under the 401(k) Plan by an Employee pursuant to Section 3.5 hereof.

1.52 Roth Elective Contribution. A Roth elective contribution made under the 401(k) Plan by an Eligible Employee under Section 3.11 hereof.

1.53 Trust Fund. The assets of the ESOP or 401(k) Plan held in trust by a Trustee. As the context requires, the term “Trust Fund” as used herein shall apply collectively to both the ESOP Trust Fund and the 401(k) Plan Trust Fund or singly to one of the foregoing Trust Funds.

1.54 Valuation Date. Each business day during the Plan Year.

1.55 Vested Percentage. The percentage by which a Participant is vested in his Account.

1.56 Year of Service. A Plan Year in which an Employee completes at least 1,000 Hours of Service. Any short Plan Year shall be prorated accordingly.

ARTICLE 2

Eligibility and Participation

2.1 Eligibility and Commencement of Participation.

(a) Each Employee who is a Participant under the Plan on December 31, 2008 shall be a Participant under the Plan on January 1, 2009, provided that he is an Eligible Employee on such date.

(b) Each Employee not described in (a) above shall become a Participant under the ESOP upon the completion of a 30-day probationary period beginning on the first date on which he completes an Hour of Service. An Employee who completes the 30-day probationary period shall enter the Plan on the first day of the Plan Year in which he completes the 30-day probationary period.

(c) Subject to Section 3.2(e) hereof, each Employee not described in (a) above shall become an Eligible Employee (i.e., become eligible to participate in the 401(k) Plan) on the first day of the first pay period (or such other date or dates as are established by the Administrator) coincident with or next following the date on which the Employee completes a 30-day probationary period beginning on the first date on which the Employee completes an Hour of Service.

2.2 Reemployment. If an Eligible Employee who is a Participant terminates Employment and subsequently resumes Employment, he shall immediately resume active participation in the Plan upon his date of reemployment. If an Employee who is not a Participant in the Plan terminates Employment and subsequently resumes Employment, he must complete the eligibility requirements of Section 2.1 hereof before he can participate hereunder.

ARTICLE 3

Contributions and Allocations

3.1 Contribution and Allocation Restrictions. All Contributions and allocations provided for in this Article 3 are subject to the limitations and restrictions set forth in Article 5 hereof.

3.2 Elective Contributions Under the 401(k) Plan.

(a) Amount. An Eligible Employee may elect to direct the Employer to make Elective Contributions on the Eligible Employee’s behalf for pay periods after such election in lieu of the Employer’s payment of an equal amount of Compensation to the Eligible Employee for such pay periods. For each Plan Year, the amount of an Eligible Employee’s Elective Contributions under this Plan and elective contributions under all other plans and arrangements of the Employer shall not exceed the lesser of (i) the limit set forth in Code Section 402(g), as adjusted for increases in the cost of living by the Secretary of the Treasury, or (ii) such amount or percentage of the Eligible Employee’s Compensation as determined by the Administrator in order to satisfy the actual deferral percentage test as set forth in Section 5.2 hereof.

(b) Enrollment. An Eligible Employee may elect to make Elective Contributions effective as of the first day of any pay period (or such other date or dates as are established by the Administrator) coincident with or following the date on which the Eligible Employee satisfies the eligibility requirements of Section 2.1(c) hereof. An Eligible Employee shall enroll by filing with the Administrator a written election (on a form acceptable to the Administrator) directing the Employer to make Elective Contributions. The Eligible Employee shall file the written election with the Administrator within a reasonable time, as determined by the Administrator, prior to the election’s effective date. Once filed, an Eligible Employee’s written election authorizing Elective Contributions shall remain in effect until amended or discontinued pursuant to paragraph (c) below.

(c) Increase, Decrease or Discontinuance of Elective Contributions. An Eligible Employee may increase, decrease or discontinue his Elective Contributions hereunder effective as of the first day of any pay period by filing with the Administrator within a reasonable time, as determined by the Administrator, prior to the election’s effective date, a revised written election directing the Employer to increase, decrease or discontinue his Elective Contributions. If an Eligible Employee elects to discontinue his Elective Contributions, the Eligible Employee’s subsequent enrollment, if any, shall be effective only pursuant to the terms specified in paragraph (b) above.

(d) Return of Excess Elective Deferrals.

(i) If an Eligible Employee notifies the Administrator in writing by the March 1 following the close of a Plan Year, or the Employer so determines on behalf of the Eligible Employee by the April 15 following the close of a Plan Year, that the Eligible Employee has made “Excess Elective Deferrals” for the Plan Year, the Administrator shall distribute to the Eligible Employee the amount of the Excess Elective Deferrals allocable to the Plan (including any earnings thereon through the close of the Plan Year and the gap period for the Plan Year (as defined in (ii) below) by the April 15 immediately following the close of the Plan Year. The term “Excess Elective Deferrals” means for any Plan Year (1) the sum of the amounts contributed as Elective Contributions on behalf of the Eligible Employee plus other elective deferrals made by the Eligible Employee pursuant to arrangements described in Code Sections 401(k), 408(k) and 403(b) for the Plan Year, minus (2) the elective deferral limit of Code Section 402(g) in effect for the Plan Year. The Eligible Employee’s written notification must contain a statement to the effect that, if such Excess Elective Deferrals were not distributed, the Eligible Employee’s total Elective Contributions and other elective deferrals for the Plan Year would exceed the limit specified in Code Section 402(g) for the Plan Year. Notwithstanding the foregoing, effective for refunds of Excess Elective Deferrals for Plan Years beginning after December 31, 2007, no gap period gains or losses allocable to Excess Elective Deferrals shall be included in such refunds.

(ii) Earnings allocable to Excess Elective Deferrals for a Plan Year shall be determined by multiplying earnings allocable to the Participant’s Elective Contribution Subaccount for the Plan Year by a fraction, the numerator of which is such Eligible Employee’s Excess Elective Deferrals for the Plan Year, and the denominator of which is the Eligible Employee’s Elective Contribution Subaccount balance as of the beginning of the Plan Year plus the Participant’s Elective Contributions for the Plan Year. Earnings allocable to Excess Elective Deferrals for the gap period for a Plan Year (i.e., the period beginning on the day after the close of the Plan Year and ending seven days prior to the date of distribution of the Excess Elective Deferrals) shall be determined in the same manner as set forth in the foregoing sentence.

(iii) Any Matching Contribution relating to an Excess Elective Deferral of an Eligible Employee distributed in accordance with this Section 3.2(d) shall be a Forfeiture as of the date on which the Excess Elective Deferral is distributed (even if the Eligible Employee is vested in such Matching Contribution).

(e) Automatic Enrollment. Notwithstanding Sections 3.2(a) and (b) hereof, if a Newly Hired Employee fails to make an affirmative election (i) to not make Elective Contributions hereunder, or (ii) to make Elective Contributions in a specified percentage of Compensation per pay period, before the later of (x) becoming an Eligible Employee, or (y) 30 days after the date on which the Newly Hired Employee receives from the Administrator written notice of eligibility to participate in the Plan and the terms of this Section 3.2(e), the Newly Hired Employee shall be deemed to have made an election to make an Elective Contribution of 3% of his Compensation per pay period. A Newly Hired Employee who is deemed to make an election under this Section 3.2(e) may elect to increase, decrease or discontinue his or her Elective Contributions in accordance with Section 3.2(c) hereof.

3.3 Discretionary Matching Contributions Under the 401(k) Plan.

(a) Eligibility. Effective for Plan Years beginning on and after January 1, 2010, each Participant shall be eligible for an allocation of an annual Matching Contribution, if any, made by the Employer to the Plan for any Plan Year, provided that the Participant made an Elective Contribution for the Plan Year.

(b) Amount. The amount of the annual Matching Contribution, if any, made by the Employer on behalf of Participants who made Elective Contributions for a Plan Year beginning on or after January 1, 2010, shall be determined by the Board of Directors. Matching Contributions may be made in cash, in property of any kind (other than Employer Stock) or in any combination thereof, as the Employer may from time to time determine.

(c) Allocation.

(i) Matching Contributions (including True-Up Contributions, as defined in (c)(ii) below) made by the Employer for a Plan Year shall be remitted to the Trustee not later than the date required under the Code in order for such contributions to be deductible for such Plan Year for federal income tax purposes and shall be allocated to the Matching Contribution Subaccounts of the eligible Participants on whose behalf they were made upon receipt by the Trustee (or as soon as practicable thereafter).

(ii) If the Board of Directors determines the amount of an annual Matching Contribution, if any, to be made by the Employer for a Plan Year prior to the end thereof, the Employer may remit Matching Contributions to the Trustee concurrently with the remittance of Participant Elective Contributions made for pay periods ending after the Board of Directors’ determination and within the Plan Year, and such periodic Matching Contributions shall be allocated to the Matching Contribution Subaccounts of the Participants on whose behalf they were made upon receipt by the Trustee (or as soon as practicable thereafter). If the aggregate amount of such periodic Matching Contributions made with respect to a Participant for a Plan Year is less than the amount of the annual Matching Contribution determined by the Board of Directors to be made with respect to the Participant (the “Total Match”), the Employer shall make an additional Matching Contribution to the Plan with respect to the Participant for the Plan Year equal to the excess of the Total Match for the Plan Year, over the aggregate amount of such periodic Matching Contributions made on behalf of the Participant for the Plan Year (such additional contribution being a “True-Up Contribution”). Notwithstanding the foregoing, the Employer may, in its discretion, calculate and contribute True-Up Contributions to the Plan more frequently than on a Plan Year basis.

3.4 ESOP Contributions.

(a) Eligibility. Each Eligible Employee’s ESOP Contribution Subaccount shall receive an allocation of the ESOP Contribution, if any, made for the Plan Year.

(b) Amount.

(i) Nondiscretionary ESOP Contributions. For Plan Years beginning before January 1, 2010, the Employer shall make a nondiscretionary ESOP Contribution for each Plan Year in an amount equal to three percent of the total Compensation of all Eligible Employees. For each Plan Year during the period beginning on January 1, 2000, and ending on December 31, 2006, ESOP Contributions hereunder are intended to satisfy the “safe harbor contribution” provisions of Code Section 401(k)(12) and, notwithstanding any other provision hereunder, shall be 100% vested at all times and subject to the distribution requirements hereunder for Elective Contributions. Nondiscretionary ESOP Contributions shall not be made to the ESOP under this Section 3.4(b)(i) for Plan Years beginning after December 31, 2009.

(ii) Discretionary ESOP Contributions. In addition to the ESOP Contribution, if any, under (i) above, the Employer may make a discretionary ESOP Contribution for any Plan Year in such amount as determined by the Board of Directors.

(iii) It is intended that the total ESOP Contributions for a Plan Year be sufficient in amount to permit the Plan to meet its obligations for the Plan Year under any Exempt Loan.

(iv) ESOP Contributions may be made in cash, in property of any kind (other than Employer Stock) or in any combination thereof, as the Employer may from time to time determine.

(c) Allocation. ESOP Contributions, if any, shall be remitted to the Trustee not later than the date required under the Code in order for such contributions to be deductible for such Plan Year for federal income tax purposes. As of each Annual Valuation Date, the Trustee shall allocate the ESOP Contributions, if any, for the Plan Year among the ESOP Contribution Subaccounts of all Eligible Employees. The amount allocated on behalf of each Eligible Employee shall bear the same proportion to the total ESOP Contribution for the Plan Year as the Compensation of the Eligible Employee for the Plan Year bears to the total Compensation of all Eligible Employees for the Plan Year. Notwithstanding the foregoing, ESOP Contributions used to repay an Exempt Loan shall be allocated pursuant to Section 13.3 hereof.

(d) Suspension, Reduction or Elimination of ESOP Contributions. Notwithstanding any other provision of the Plan, the Board of Directors may act to suspend, reduce or eliminate ESOP Contributions to be made by the Employer and may rescind any such action at any time. The Board of Directors shall not, however, suspend, reduce or eliminate an ESOP Contribution for which a Participant has already satisfied the requirements for receiving an allocation thereof.

(e) Allocation of Forfeitures from ESOP Contribution Subaccounts. As of each Annual Valuation Date, Forfeitures attributable to a Participant’s ESOP Contribution Subaccount, if any, shall be allocated to other Participants’ ESOP Contribution Subaccounts in the same manner as ESOP Contributions are allocated under this Section 3.4.

(f) ESOP. The ESOP, comprised of the ESOP Contribution Subaccounts, the ESOP Diversification Subaccounts, the ESOP Suspense Accounts and the Exempt Loan Suspense Accounts, shall be considered an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7).

(g) ESOP Suspense Account.

(i) If the Employer makes an ESOP Contribution for a Plan Year prior to the Annual Valuation Date of such Plan Year, such ESOP Contribution shall be credited to a suspense account established under the Plan (the “ESOP Suspense Account”). An ESOP Contribution made for a Plan Year that is credited to the ESOP Suspense Account shall be allocated to Eligible Employee ESOP Contribution Subaccounts as follows.

(A) The ESOP Contribution shall be allocated to Eligible Employee ESOP Contribution Subaccounts as of each Quarterly Valuation Date in such Plan Year (and/or at such other Valuation Dates as the Trustee deems necessary) coincident with or following the date the ESOP Contribution is credited to the ESOP Suspense Account.

(B) The amount of the ESOP Contribution to be allocated to Eligible Employee ESOP Contribution Subaccounts as of each such Quarterly Valuation Date (or as of such other Valuation Date as the Trustee deems necessary) shall equal the lesser of (I) the remaining balance in the ESOP Suspense Account, or (II) three percent of the total Compensation of all Eligible Employees for the period beginning on the first day of the Plan Year and ending on the Quarterly Valuation Date as of which the current allocation is being made (or on such other Valuation Date as of which the current allocation is being made), reduced by that portion, if any, of the ESOP Contribution allocated to Eligible Employee ESOP Contribution Subaccounts as of Quarterly Valuation Dates (or such other Valuation Dates as of which previous allocations was made) in such Plan Year prior to the current Quarterly Valuation Date (or such other Valuation Date as of which the current allocation is being made). If the ESOP Contribution credited to the ESOP Suspense Account is invested in Employer Stock prior to the date that the full amount of the ESOP Contribution is allocated to Eligible Employee ESOP Contribution Subaccounts, the remaining amount to be allocated shall be allocated based on the cost of such Employer Stock.

(C) The amount determined in (B) above shall be allocated to Eligible Employee ESOP Contribution Subaccounts in accordance with the allocation formula set forth in Section 3.4(c) hereof.

(ii) If the Plan terminates prior to the allocation of all or any portion of an ESOP Contribution held in the ESOP Suspense Account, all or such portion of such ESOP Contribution shall be immediately allocated in accordance with this Section 3.4(g).

3.5 Rollover Contributions. An Employee may, subject to such rules as may be prescribed by the Administrator, contribute to the Trust Fund under the 401(k) Plan as a Rollover Contribution, amounts that may be transferred pursuant to Code Section 402(c), 403(b)(8), 408(d)(3) or 457(e)(16) to a plan described in Code Section 401(a), except that an Employee may not roll over any after-tax employee contributions into the Trust Fund. Rollover Contributions pursuant to this Section 3.5 shall be in the form of cash. No Rollover Contributions shall be made to the ESOP Trust Fund.

3.6 Participant After-Tax Contributions. A Participant shall not be permitted to make after-tax contributions to the Trust Fund.

3.7 Time of Payment of Contributions. The Employer shall pay its Contribution for each Plan Year to the Trustee within the time prescribed by law, including extensions, for the filing of the Employer’s federal income tax return for such Plan Year or within such other period as provided in Code Section 404(a)(6). Notwithstanding the preceding, the Employer shall pay Elective Contributions to the Trustee as of the earliest date the Employer can reasonably segregate such Elective Contributions from its general assets but not later than the 15th business day of the month following the date on which the Elective Contributions were withheld from Eligible Employee wages. Upon satisfaction of regulations issued by the Department of Labor, however, twice each Plan Year the deadline for making Effective Contributions may be extended to the 25th business day of the month following the date the Elective Contributions were withheld. In no event shall the Employer transfer an Elective Contribution or a Matching Contribution to the Trustee on behalf of a Participant prior to the date the Participant performs the services with respect to which such Contribution is made (or the date the Compensation for such services would be currently available, if earlier) unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions for federal income tax purposes.

3.8 Return of Contributions.

(a) The Employer and the Plan hereby condition all Contributions (other than Rollover Contributions) to the Trust Fund upon the Employer obtaining a deduction pursuant to Code Section 404(a) in an equal amount for the Employer’s taxable year ending with or within the Plan Year for which the Contributions are made. If all or any portion of a Contribution is not deductible for such Plan Year pursuant to Code Section 404(a), the Trustee shall return the nondeductible amount to the Employer, without earnings, but reduced by any losses attributable thereto, within one year of the disallowance of the deduction by the Internal Revenue Service.

(b) The Trustee, at the direction of the Employer, shall return to the Employer, without earnings, but reduced by any losses attributable thereto, any Contribution made due to a mistake of fact provided the Administrator determines that such mistake existed at the time of the Contribution. The Trustee may return a Contribution pursuant to this Section 3.8(b) only within 12 months of the date the Contribution was made.

(c) The Employer and the Plan condition all Contributions to Trust Fund upon the initial qualification of the Plan pursuant to Code Section 401(a). Within one year after the date the Internal Revenue Service determines that the Plan fails to qualify pursuant to Code Section 401(a), and provided that the Plan’s application for determination to the Internal Revenue Service is made within the time prescribed by law, the Trustee shall return to the Employer the entire assets of the Plan attributable to all amounts contributed during the time the Plan failed to qualify.

(d) The Employer shall return Elective Contributions to Participants if such Contributions are returned to the Employer pursuant to paragraph (a), (b) or (c) above.

3.9 Veterans’ Rights.

(a) Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service, shall be provided in accordance with Code Section 414(u).

(b) In the case of a Participant who dies after December 31, 2006, while performing Qualified Military Service, the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan to which they would have been entitled had the Participant resumed employment with the Employer on the day next preceding death and then terminated from employment on the actual date of death.

(c) An individual who receives Differential Wage Payments after December 31, 2008, shall be treated as an Employee of the Employer making the payment, and such Differential Wage Payments shall be included as Compensation hereunder. Notwithstanding the preceding sentence, to the extent required by Code Section 414(u), for purposes of electing a distribution of Elective Contributions (and earnings thereon) hereunder after December 31, 2008, an individual shall be treated as having a severance from Employment with the Employer during any period in which the individual is performing Qualified Military Service; provided, however, that if the individual elects to receive such a distribution, the individual shall not make any Elective Contributions hereunder during the six-month period following such distribution.

(d) For purposes of this Section 3.9, (i) the term “Differential Wage Payment” means any payment made after December 31, 2008, by the Employer to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days, and represents all or a portion of the wages the individual would have received from the Employer if the individual were performing services for the Employer; and (ii) the term “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and the Employer.

3.10 Catch-Up Contributions under the 401(k) Plan. Each Eligible Employee who has attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions to the 401(k) Plan in accordance with, and subject to, the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

3.11 Roth Elective Contributions Under the 401(k) Plan.

(a) General Application. Effective for Plan Years beginning on and after January 1, 2007, the Plan shall accept Roth Elective Contributions made on behalf of Participants. A Participant’s Roth Elective Contributions shall be allocated to a separate Roth Elective Contribution Subaccount maintained for such contributions as described in Section 3.11(c) hereof.

(b) Treatment as Elective Contributions. Unless specifically stated otherwise, Roth Elective Contributions will be treated as Elective Contributions for all purposes under the Plan.

(c) Separate Accounting. Contributions and withdrawals of Roth Elective Contributions shall be credited and debited to a Roth Elective Contribution Subaccount maintained for each Participant. The Plan shall maintain a record of the amount of Roth Elective Contributions in each Participant’s Roth Elective Contributions Subaccount. Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Contribution Subaccount and the Participant’s other Subaccounts under the Plan. No Contributions other than Roth Elective Contributions and properly attributable earnings shall be credited to each Participant’s Roth Elective Contribution Subaccount.

(d) Direct Rollovers.

(i) Notwithstanding Section 8.6 hereof, a Direct Rollover of a distribution from a Roth Elective Contribution Subaccount under the Plan shall only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(ii) Notwithstanding Section 3.5 hereof, the Plan shall accept a rollover contribution to a Roth Elective Contribution Subaccount only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(iii) The Plan shall not provide for a Direct Rollover for distributions from a Participant’s Roth Elective Contribution Subaccount if the amount of the distributions from that Subaccount that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Contribution Subaccount is not taken into account in determining whether distributions from a Participant’s other Subaccounts are reasonably expected to total less than $200 during a year. However, Eligible Rollover Distributions from a Participant’s Roth Elective Contribution Subaccount are taken into account in determining whether the total amount of the Participant’s Account balance under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(iv) The provisions of the Plan that allow a Participant to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Elective Contribution Subaccount as a separate distribution from any amount distributed from the Participant’s other Subaccounts in the Plan, even if the amounts are distributed at the same time.

(e) Correction of Excess Contributions. In the case of a distribution of Excess Elective Deferrals or Excess Elective Contributions, as described in Section 3.2(d) or 5.2(c) hereof, a Participant may designate the extent to which the excess amount is composed of pre-tax Elective Contributions and Roth Elective Contributions, but only to the extent such types of Contributions were made for the year. If the Participant does not designate which type of Elective Contributions are to be distributed, the Plan shall distribute pre-tax Elective Contributions first.

(f) Roth Elective Contributions Defined. A Roth Elective Contribution is an Elective Contribution that is:

(i) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Contribution that is being made in lieu of all or a portion of the pre-tax Elective Contributions the Participant is otherwise eligible to make under the Plan; and

(ii) Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

ARTICLE 4

Accounts

4.1 Separate Accounts and Records. The Administrator shall maintain a separate Account in the name of each Participant and Beneficiary having an interest in the Trust Fund. Contributions made on behalf of a Participant shall be credited to his Account. If a Participant is entitled to have a Contribution credited to his Account, but he terminates Employment before such Contribution has been made to the Trust Fund and such credit effected, such Contribution shall be made and such credit shall be effected as though the Participant had not terminated Employment. Records shall be kept showing separately (a) the amount of Elective Contributions, Matching Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Rollover Contributions and Roth Elective Contributions made on behalf of or by each Participant under the 401(k) Plan, and (b) the amount of ESOP Contributions made on behalf of each Participant under the ESOP. A statement of a Participant’s Account balance at each March 31, June 30, September 30, and December 31, shall be distributed to him within a reasonable time after each such date.

4.2 Investment of Accounts.

(a) A Participant shall elect, at the time and in the manner prescribed by the Administrator, to have Contributions made by him or on his behalf invested in one or more of the Investment Funds. The percentage of Contributions invested in any Investment Fund shall be an integral multiple of 1%.

(b) A Participant may elect, at the time and in the manner prescribed by the Administrator, to change the designation of the Investment Fund or Funds, in which future Contributions made by him or on his behalf shall be invested, so long as, under the new designation, the percentage of future Contributions invested in any Investment Fund is an integral multiple of 1%.

(c) A Participant may elect, at the time and in the manner prescribed by the Administrator, to change how his existing Account shall be invested in the Investment Fund or Funds, so long as any reallocation of the amount invested in an Investment Fund must be made among the Investment Funds in an integral multiple of 1% of the value, at the time of the reallocation, of the Investment Fund as to which there is to be a reallocation.

(d) In the event that the Administrator liquidates an Investment Fund prior to the termination of the Plan, each Participant shall elect to invest the portion of his Account and future Contributions, which otherwise would have been invested in the liquidated Investment Fund, in the remaining Investment Fund or Funds.

(e) In the case of (i) a Participant who fails to properly direct the investment of future Contributions made by him or on his behalf or his existing Account, or (ii) a Newly Hired Employee subject to the 401(k) Plan automatic enrollment provisions of Section 3.2(e) hereof who fails to provide such direction, such Participant’s Contributions and Account shall be invested in the default Investment Fund(s) designated by the Administrator.

(f) Notwithstanding paragraphs (a) through (e) above, a Participant may not direct the investment of future ESOP Contributions made on his behalf or his existing ESOP Contribution Subaccount. Each Participant’s future ESOP Contributions and existing ESOP Contribution Subaccount shall be invested in the ESOP Stock Fund, subject to Section 7.3 hereof.

(g) Any fees charged by the Trustee or a Plan custodian for the maintenance of, and transactions relating to, a Participant’s Account shall be charged against such Account, except to the extent of any administrative fees that the Employer or the Participant has agreed to pay directly to the Custodian.

4.3 Valuation of Accounts.

(a) As of each Valuation Date, all income and gains (realized and unrealized) relating to each Investment Fund for the period since the next preceding Valuation Date shall be credited to, and all losses (realized and unrealized) and expenses of such Investment Fund for the period since the next preceding Valuation Date shall be charged to, the various Accounts invested in such Investment Fund as of such Valuation Date, in proportion to the values of the portions of such Accounts invested in such Investment Fund as of the next preceding Valuation Date. Notwithstanding the foregoing, any stock dividend or cash dividend paid with respect to shares of Employer Stock allocated to a Participant’s ESOP Contribution Subaccount shall be credited to such Participant’s ESOP Contribution Subaccount.

(b) Notwithstanding paragraph (a) above, if cash dividends are payable with respect to Employer Stock allocated to a Participant’s ESOP Contribution

Subaccount that (A) were not acquired with the proceeds of an Exempt Loan, or (B) were acquired with the proceeds of an Exempt Loan for which the Plan is no longer obligated to make payments, the Administrator, in its sole discretion, may direct the Corporation to pay the dividends either directly to the Participants or to the Trustee. If such cash dividends are paid to the Trustee, the Trustee shall allow each Participant to direct the Trustee to either (i) credit such cash dividends to the Participant’s ESOP Contribution Subaccount, or (ii) pass through such cash dividends to the Participant. Effective March 31, 2007, if the Participant does not affirmatively direct the Trustee to pass through such cash dividends to the Participant, such cash dividends shall be credited to the Participant’s ESOP Contribution Subaccount.

(c) The Trustee shall determine, as appropriate, the value of the Employer Stock and other assets of the Trust Fund pursuant to this Article 4 and for all other purposes of the Plan and Trust.

4.4 Independent Appraiser. All valuations of Employer Stock not readily tradable on an established securities market shall be made by an independent appraiser, within the meaning of Treasury Regulations prescribed under Code Section 170(a)(1). The determination of the value of the Employer Stock made by the Independent Appraiser shall be the “fair market value” of the Employer Stock.

4.5 ESOP Stock Fund. ESOP Contributions and earnings thereon shall be invested in the ESOP Stock Fund, except as provided in Section 7.3 hereof. The ESOP Stock Fund shall be held, invested and reinvested by the Trustee without distinction between principal and income, primarily in Employer Stock, so long as any such Stock is available for purchase at not more than fair market value, provided that the Trustee may keep such portion of the Trust Fund in cash or invested in assets readily convertible into cash, as the Trustee may deem advisable for the purpose of paying expenses of the Plan and Trust Fund or for such other reasonable needs for liquidity as the Trustee may deem advisable, including without limitation, reasonably foreseeable Employer Stock purchases.

4.6 Voting Rights; Tender Offers

(a) Voting Rights. Each Participant and Beneficiary shall be entitled to direct the Trustee as to how to vote Employer Stock allocated to his or her Account. On each matter, the Trustee shall vote (i) all shares of Employer Stock allocated to Participant Accounts for which it has received timely voting directions in accordance with such directions, and (ii) all shares of Employer Stock not allocated to Participant Accounts in proportion to the voting instructions timely received from Participants and Beneficiaries on such matter. If the Trustee does not receive timely directions with respect to shares of Employer Stock allocated to a Participant’s Account, the Trustee shall vote such shares in proportion to the voting instructions timely received from Participants and Beneficiaries with respect to such matter.

(b) Tender Offers. Each Participant and Beneficiary shall be entitled to direct the Trustee as to how to respond to any offer for the purchase or exchange of Employer Stock allocated to his or her Account. The Trustee shall respond to a purchase or exchange offer (i) with respect to all shares of Employer Stock allocated to Participant Accounts for which it has received timely directions in accordance with such directions, and (ii) with respect to all shares of Employer Stock not allocated to Participant Accounts in proportion to the directions timely received from Participants and Beneficiaries with respect to such offer. If the Trustee does not receive timely directions with respect to shares of Employer Stock allocated to a Participant’s Account, the Trustee shall not tender or exchange such shares.

(c) Confidentiality of Participant Directions. On any matter with respect to which a Participant is entitled to direct the Administrator or Trustee under this Section 4.6, the Administrator or Trustee shall solicit such directions by using reasonable efforts to distribute to each Participant whose Account is invested in Employer Stock, such information as shall be distributed to shareholders of the Corporation generally in connection with the matter, together with any additional information the Administrator or Trustee deems appropriate in order for each Participant to give proper directions to thereto. The directions received from any Participant shall be held in confidence by the Administrator and the Trustee and shall not be individually divulged or released to any person, including officers or employees of the Employer.

ARTICLE 5

Contribution And Allocation Restrictions

5.1 Maximum Limits on Allocations. This Section 5.1 shall limit Contributions and allocations made pursuant to Article 3 hereof.

(a) Except to the extent permitted by Section 3.10 hereof and Code Section 414(v), the annual addition to a Participant’s Account for any Plan Year shall not exceed the lesser of $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or 100% of the Compensation paid to the Participant for the Plan Year.

(b) The term “annual addition” means the sum allocated to a Participant’s Account for any Plan Year of contributions and forfeitures, if any, pursuant to this Plan (except as excluded below) and allocated to his credit under all other defined contribution plans maintained by the Employer for the Plan Year, including employee contributions but excluding rollover contributions. Contributions allocated to any individual accounts which are part of a pension or annuity plan under Code Sections 415(l) and 419A(d)(2) shall be treated as annual additions to a defined contribution plan for purposes of paragraph (a) above. The term “annual additions” shall not include earnings allocated to a Participant’s Account pursuant to Section 4.3 hereof. In the event that the proceeds of an Exempt Loan were used to purchase Employer Stock held in an Exempt Loan Suspense Account, computation of annual additions pursuant to this Article 5 shall be made with respect to the lesser of (i) the amount of ESOP Contributions used to repay the Exempt Loan, or (ii) the fair market value of the Employer Stock released from the Exempt Loan Suspense Account. If no more than one-third of the ESOP Contribution deductible under Code Section 404(a)(9) for a Plan Year is allocated to Highly Compensated Employees, allocations of

(i) Forfeitures of Employer Stock acquired with the proceeds of an Exempt Loan, and (ii) ESOP Contributions attributable to interest payments made on an Exempt Loan, for such Plan Year shall not be considered annual additions.

5.2 Actual Deferral Percentage Test.

(a) Applying the Test. Each Plan Year, the actual deferral percentage (the “ADP”) for Eligible Employees who are HCEs may not exceed the greater of: (i) 1.25 times the ADP for all Eligible Employees who are not HCEs, or (ii) the lesser of (A) two times the ADP of Eligible Employees who are not HCEs, or (B) the ADP of Participants who are not HCEs plus two percentage points. The Administrator shall determine the Eligible Employees’ deferral percentages consistent with Code Section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates herein by reference. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, if any, used to satisfy such test. The ADP test shall be applied using the current year testing method.

(b) ADP Defined. Each Plan Year, the Administrator shall determine the ADP as follows:

(i) The ADP for the HCEs shall equal the average of the ratios, calculated separately for each Eligible Employee in the group, of (A) the allocations of Elective Contributions and Qualified Nonelective Contributions or Qualified Matching Contributions (if any and to the extent not taken into account for purposes of the actual contribution percentage test of Section 5.3 hereof), excluding earnings thereon, to the Eligible Employee’s Elective Contribution Subaccount and Qualified Nonelective Contribution Subaccount or Qualified Matching Contribution Subaccount for the current Plan Year to (B) the Eligible Employee’s Compensation for the current Plan Year. The ADP for the Eligible Employees who are not HCEs shall equal the average of the ratios, calculated separately for each Eligible Employee in the group, of (A) the allocations of Elective Contributions and Qualified Nonelective Contributions or Qualified Matching Contributions (if any and to the extent not taken into account for purposes of the actual contribution percentage test of Section 5.3 hereof), excluding earnings thereon, to the Eligible Employee’s Elective Contribution Subaccount and Qualified Nonelective Contribution Subaccount or Qualified Matching Contribution Subaccount for the current Plan Year to (B) the Eligible Employee’s Compensation for the current Plan Year. Excess Elective Deferrals of Eligible Employees who are not HCEs, determined pursuant to Section 3.2(d) hereof, are not taken into account for purposes of ADP testing.

(ii) The ADP for any Eligible Employee who is an HCE and eligible to have elective contributions allocated to his accounts under this Plan and one or more other plans or arrangements described in Code Section 401(k) maintained by the Employer shall be determined as if all such contributions were made pursuant to a single arrangement. If such plans or arrangements have different plan years, the ADP of the HCE shall be determined by aggregating the elective contributions made on behalf of the HCE, and the compensation (using the definition of compensation set forth in the plan or arrangement being tested) received by the HCE, during the plan year of the plan or arrangement being tested. If the ADP of any HCE for a Plan Year is determined taking into consideration elective contributions allocated to his accounts under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer and the Affiliates and the elective contributions of the HCE must be reduced to satisfy the requirements of Code Section 401(k)(3), only the elective contributions made to the plan being corrected shall be reduced.

(iii) If the Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with the Plan, the ADP of Eligible Employees shall be determined as if all such plans were a single plan. A plan or arrangement described in Code Section 401(k) may be aggregated with this Plan to satisfy the requirements of Code Section 410(b) only if such plan or arrangement uses the same testing method as this Plan for purposes of satisfying the actual deferral percentage test of Code Section 401(k).

(c) Excess Elective Contributions.

(i) If, for any Plan Year, the total amount of Elective Contributions allocated to the Elective Contribution Subaccounts of HCEs exceeds the maximum amount of Elective Contributions permitted in paragraph (a) above (“Excess Elective Contributions”), the Administrator may distribute such Excess Elective Contributions, (plus earnings thereon through the close of the Plan Year and the gap period for the Plan Year (as defined in (ii) below)), to some or all of the Eligible Employees who are HCEs (determined by reducing Elective Contributions made on behalf of HCEs in order of the HCEs with the greatest dollar amount of Elective Contributions). The Administrator may make such distributions on or before March 15, but in no event later than December 31, of the Plan Year following the Plan Year in which the Excess Elective Contributions arose. The Administrator shall calculate any Excess Elective Contributions under this Section 5.2(c) after determining the amount of Excess Elective Deferrals pursuant to Article 3 hereof.

(ii) Earnings allocable to an Eligible Employee’s Excess Elective Contributions shall be determined by multiplying earnings allocable to the Eligible Employee’s Elective Contributions for the Plan Year by a fraction, the numerator of which equals the Eligible Employee’s Excess Elective Contributions for the Plan Year, and the denominator of which equals the Eligible Employee’s Elective Contribution Subaccount balance as of the beginning of the Plan Year plus the Participant’s Elective Contributions for the Plan Year. Earnings allocable to Excess Elective Contributions for the gap period for a Plan Year (i.e., the period beginning on the day after the close of the Plan Year and ending seven days prior to the date of distribution of the Excess Elective Contributions) shall be determined in the same manner as the foregoing sentence. The Administrator may distribute Excess Elective Contributions (and earnings thereon) without regard to consent otherwise required for Plan distributions. Notwithstanding the foregoing, effective for refunds of Excess Elective Contributions for Plan Years beginning after December 31, 2007, no gap period gains or losses allocable to Excess Elective Contributions shall be included in such refunds.

(iii) To the extent required by applicable nondiscrimination regulations, any Matching Contribution relating to Excess Elective Contributions distributed to an HCE in accordance with this Section 5.2(c) shall be a Forfeiture as of the date on which the Excess Elective Contribution is distributed (even if the HCE is vested in such Matching Contribution) except to the extent that the Matching Contribution is an Excess Aggregate Contribution distributed to the HCE in accordance with Section 5.3(c) hereof.

(d) Applicability This Section 5.2 shall apply for Plan Years beginning before January 1, 2000, and on and after January 1, 2007.

5.3 Actual Contribution Percentage Test.

(a) Applying The Test. Each Plan Year, Matching Contributions (other than Qualified Matching Contributions limited pursuant to the actual deferral percentage test of Section 5.2 hereof) shall be limited pursuant to the actual contribution percentage (“ACP”) test. The ACP for Participants who are HCEs may not exceed the greater of: (i) 1.25 times the ACP for all Participants who are not HCEs, or (ii) the lesser of (A) two times the ACP for all Participants who are not HCEs, or (B) the ACP for all Participants who are not HCEs plus two percentage points. The Administrator shall determine each Participant’s ACP consistent with Code Section 401(m) and applicable Treasury Regulations, which are hereby incorporated herein by reference. The Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP test, and the amount of Qualified Nonelective Contributions and Qualified Matching Contributions, if any, used to satisfy such test. The ACP test shall be applied using the current year testing method.

(b) ACP Defined. Each Plan Year, the Administrator shall determine the ACP as follows:

(i) The ACP for HCEs shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of Matching Contributions (to the extent not taken into account for purposes of the actual deferral percentage test of Section 5.2 hereof), excluding earnings thereon, to the Participant’s Matching Contribution Subaccount for the current Plan Year to (B) the Participant’s Compensation for the current Plan Year. The ACP for the Participants who are not HCEs shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of Matching Contributions (to the extent not taken into account for purposes of the actual deferral percentage test of Section 5.2 hereof), excluding earnings thereon, to the Participant’s Matching Contribution Subaccount for the current Plan Year to (B) the Participant’s Compensation for the current Plan Year. Qualified Nonelective Contributions or Qualified Matching Contributions, if any, (to the extent not taken into account for purposes of the actual deferral percentage test of Section 5.2 hereof) may be taken into account for purposes of calculating the ACP for Participants.

(ii) The ACP for any Participant who is an HCE and eligible to have matching contributions, if any, allocated to his accounts under this Plan and one or more other plans or arrangements described in Code Section 401(m) maintained by the Employer shall be determined as if all such matching contributions were made pursuant to a single arrangement. If such plans or arrangements have different plan years, the ACP of the HCE shall be determined by aggregating the matching contributions and employee after tax contributions made on behalf of the HCE, and the compensation (using the definition of compensation set forth in the plan or arrangement being tested) received by the HCE, during the plan year of the plan or arrangement being tested. If the ACP of any HCE for a Plan Year is determined taking into consideration matching contributions and employee after tax contributions allocated to his accounts under two or more plans or arrangements described in Code Section 401(m) that are maintained by the Employer and the Affiliates, and such contributions of the HCE must be reduced to satisfy the requirements of Code Section 401(m), only the matching contributions and employee after tax contributions made to the plan being corrected shall be reduced.

(iii) If the Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with the Plan, the ACP of Eligible Employees shall be determined as if all such plans were a single plan. A plan or arrangement described in Code Section 401(k) may be aggregated with this Plan to satisfy the requirements of Code Section 410(b) only if such plan or arrangement uses the same testing method as this Plan for purposes of satisfying the actual contribution percentage test of Code Section 401(k).

(c) Excess Aggregate Contributions.

(i) If, for any Plan Year, the aggregate amount of Matching Contributions allocated to the Matching Contributions Subaccounts, if any, of Participants who are HCEs exceeds the maximum amount permitted under paragraph (a) above (“Excess Aggregate Contributions”), the Administrator may distribute such Excess Aggregate Contributions (plus earnings thereon through the close of the Plan Year and the gap period for the Plan Year (as defined in (ii) below)) to some or all of the Participants who are HCEs (determined by reducing Matching Contributions made on behalf of HCEs, in order of the HCEs with the greatest dollar amount of Matching Contributions). The Administrator may distribute such Excess Matching Contributions on or before March 15, but not later than December 31, of the Plan Year following the Plan Year in which such Excess Matching Contributions arose. The Administrator shall distribute any Excess Aggregate Contributions under this Section 5.3(c) after determining the amount of Excess Elective Deferrals pursuant to Article 3 hereof and the amount of Excess Elective Contributions pursuant to Section 5.2(c) hereof.

(ii) Earnings allocable to a Participant’s Excess Aggregate Contributions shall be determined (1) under any reasonable method used for allocating earnings to Participant Matching Contribution Subaccounts as applied consistently to all Participants for the Plan Year, or (2) by multiplying earnings allocated to the Participant’s Matching Contributions for the Plan Year by a fraction, the numerator of which equals the Participant’s Excess Aggregate Contributions for the Plan Year, and the denominator of which equals the Participant’s Matching Contribution Subaccount balance (and Qualified Matching Contribution Subaccount balance, if any) as of the beginning of the Plan Year plus the Participant’s Matching Contributions (and Qualified Matching Contributions, if any) for the Plan Year. Earnings allocable to Excess Aggregate Contributions for the gap period for a Plan Year (i.e., the period beginning on the day after the close of the Plan Year and ending seven days prior to the date of distribution of the Excess Aggregate Contributions) shall be determined in the same manner as the foregoing sentence. The Administrator may distribute Excess Aggregate Contributions (and earnings thereon) without regard to consent otherwise required for Plan distributions. Notwithstanding the foregoing, effective for refunds of Excess Aggregate Contributions, for Plan Years beginning after December 31, 2007, no gap period gains or losses allocable to Excess Aggregate Contributions shall be included in such refunds.

(d) Applicability. This Section 5.3 shall apply for Plan Years beginning before January 1, 2000, and on and after January 1, 2010.

5.4 Qualified Nonelective Contributions and Qualified Matching Contributions. Pursuant to Treasury Regulations and in lieu of distributing Excess Elective Contributions or Excess Aggregate Contributions, the Corporation may elect for the Employer to make Qualified Nonelective Contributions or, for Plan Years beginning after December 31, 2009, Qualified Matching Contributions to the Trust Fund on behalf of all or some of Participants. The amount and allocation of Qualified Nonelective Contributions and/or Qualified Matching Contributions hereunder shall be in accordance with Treasury Regulations under Code Sections 401(k) and/or 401(m). This Section 5.4 shall not apply for Plan Years beginning after December 31, 1999, and before January 1, 2007.

5.5 Satisfaction of ADP Test for Plan Years After 1999 and Before 2007. Effective for Plan Years beginning on and after January 1, 2000, and before January 1, 2007, the Plan shall satisfy the requirements of Code Sections 401(k)(3)(A)(ii) through (i) the annual ESOP Contribution under Section 3.4(b) hereof, which is intended to be a “safe harbor contribution” described in Code Section 401(k)(12), and (ii) satisfaction of the other applicable requirements of Code Sections 401(k)(12), including the notice requirements of Code Section 401(k)(12)(D).

ARTICLE 6

Vesting

6.1 Vesting.

(a) A Participant shall have a Vested Percentage of 100% at all times in his Elective Contribution Subaccount; Qualified Nonelective Contribution Subaccount; Matching Contribution Subaccount, Qualified Matching Contribution Subaccount; Rollover Contribution Subaccount; ESOP Diversification Account; and the portion of his ESOP Contribution Subaccount attributable to (i) dividends reinvested in his ESOP Contribution Subaccount pursuant to Section 4.3(b) hereof, and (ii) ESOP Contributions made for Plan Years beginning on and after January 1, 2000.

(b) A Participant’s Vested Percentage in the portion of his ESOP Contribution Subaccount attributable to ESOP Contributions made for Plan Years beginning before January 1, 2000, excluding any dividends paid on ESOP Contributions and reinvested pursuant to Section 4.3(b) hereof, shall be determined as follows:

(i) A Participant shall have a Vested Percentage of 100% in the foregoing Subaccount upon his attainment of Normal Retirement Age, if he is Employed on such date, or upon termination of Employment on account of death or Disability; or

(ii) Subject to (ii)(B) below, in the case of a Participant who is credited with at least one Hour of Service during any Plan Year beginning on and after January 1, 2002, the Participant’s Vested Percentage in the Subaccounts described in this paragraph (b) shall be determined in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 2	0%
2	20%
3	60%
4	80%
5	100%

(c) In no event shall a change in the Plan’s vesting schedule reduce a Participant’s Vested Percentage in his Account. Upon a change in the Plan’s vesting schedule, a Participant who has accumulated at least three Years of Service may elect to determine the Vested Percentage in his Account pursuant to either the revised vesting schedule or the vesting schedule without regard to such change. Such election shall be made during an election period which shall commence with the date the amendment is adopted or deemed to be made and shall end 60 days after the latest of the date the amendment is adopted, becomes effective, or the date the Participant is issued written notice of the amendment by the Employer or the Administrator.

6.2 Forfeitures.

(a) The nonvested portion of a Participant’s Account shall constitute a Forfeiture on the earlier of: (i) the date of distribution of the entire vested portion of the Participant’s Account, or (ii) in the case of a Participant who does not have a nonforfeitable right to any portion of his Account Balance attributable to Employer contributions (including Elective Contributions), the date that the Participant incurs five consecutive One-Year Breaks in Service. A Participant who is zero percent vested in his Account (including Elective Contributions and earnings thereon) shall be deemed to have received a distribution of the entire vested portion thereof on the date on which he terminates Employment, and his nonvested Account shall be forfeited on such date.

(b) Forfeitures shall be charged as follows: (i) first, against the portion of a Participant’s Account invested in Investment Funds other than the ESOP Stock Fund, and (ii) second, against the portion, if any, of a Participant’s Account invested in the ESOP Stock Fund. Forfeitures shall be reallocated, in accordance with Article 3 hereof, as of the end of the Plan Year in which the Forfeiture occurs.

(c) If a Participant who previously terminated Employment when he was zero percent vested in his Account and whose entire Account was forfeited pursuant to paragraph (a) above, is rehired by the Employer prior to the date on which the Participant incurs five consecutive One-Year Breaks in Service, the forfeited Account shall be reinstated (without earnings thereon) in full immediately upon Participant’s rehire by the Employer.

(d) If a Participant who (i) previously terminated Employment with the Employer, (ii) received a distribution of his entire vested Account, and (iii) forfeited his nonvested Account pursuant to paragraph (a) above, is rehired by the Employer prior to the date on which the Participant incurs five consecutive One-Year Breaks in Service, the forfeited Account shall be reinstated (without earnings thereon) only if the Participant repays the full amount of the distribution prior to the date five years after the date of his rehire by the Employer. If such a Participant is rehired by the Employer after the date on which he incurs five consecutive One-Year Breaks in Service, the Participant may not repay the distribution, and the forfeited Account shall not be reinstated.

(e) If an Account of a Participant is reinstated pursuant to this Section 6.2, the Account shall be reinstated (without earnings thereon). The source of the funds and/or Employer Stock for the reinstatement shall be the Forfeitures occurring during the Plan Year of reinstatement. If the Forfeitures for such Plan Year are inadequate to reinstate the Account in full, the Employer shall make a special contribution to reinstate the Account.

6.3 Reinstatement of Service Upon Rehire.

(a) If a Participant who previously terminated Employment is rehired by the Employer before he incurs a One-Year Break in Service, all of his Years of Service shall be counted toward his Vested Percentage.

(b) If a Participant who previously terminated Employment is rehired by the Employer after he incurs a One-Year Break in Service but before he completes five consecutive One-Year Breaks in Service, his pre-Break service shall be included in his Years of Service for purposes of determining his Vested Percentage only after he completes one Year of Service following the date of his rehire by the Employer.

(c) If a Participant who previously terminated Employment when his Vested Percentage in the portion of his Account attributable to Employer Contributions (including Elective Contributions) was zero is rehired after he incurs at least five consecutive One-Year Breaks in Service, his Years of Service completed prior to such consecutive One-Year Breaks in Service shall be disregarded in determining his Vested Percentage under the Plan.

(d) If a Participant who previously terminated Employment when he had a Vested Percentage in the portion of his Account attributable to Employer Contributions (including Elective Contributions) of more than zero, but less than 100, is rehired by the Employer after he incurs five consecutive One-Year Breaks in Service, the Participant’s Vested Percentage in his Account attributable to Employer Contributions made prior to such consecutive One-Year Breaks in Service shall not be increased as a result of his post Break service.

(e) For purposes of this Section 6.3, Years of Service completed by a Participant prior to his One-Year Break in Service shall not include any Years of Service disregarded pursuant to this Section 6.3 by reason of prior One-Year Breaks in Service.

ARTICLE 7

Withdrawals During Employment

7.1 Hardship Withdrawals.

(a) Generally. In the event a Participant suffers an immediate and heavy financial need while Employed, then upon written application by the Participant and satisfaction of the requirements of this Section 7.1, the Administrator may permit the Participant to withdraw from his Elective Contribution Subaccount and Matching Contribution Subaccount an amount necessary to satisfy the Participant’s immediate and heavy financial need.

(b) Immediate and Heavy Financial Need. The determination of whether a Participant has an immediate and heavy financial need shall be made by the Administrator in a uniform and nondiscriminatory manner based on all relevant circumstances. A withdrawal shall be deemed to be on account of an immediate and heavy financial need of a Participant if the withdrawal is for:

(i) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152, and, for Plan Years beginning on and after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(iv) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on and after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(vii) Other expenses listed in Internal Revenue Service revenue rulings or notices, or other Internal Revenue Service documents of general, rather than individual, applicability; or

(viii) Such other expenses that the Administrator may, in its discretion, determine constitute immediate and heavy financial needs

(c) Distribution May Not Exceed Amount of Need. A withdrawal is treated as necessary to satisfy an immediate and heavy financial need of a Participant only to the extent that the amount of the withdrawal does not exceed the lesser of (i) the amount required to meet the financial need, or (ii) the sum of the Participant’s Elective Contribution Subaccount and Matching Contribution Subaccount balances as of the Valuation Date next preceding the date of the withdrawal, minus any earnings credited to the Elective Contributions Subaccount. For this purpose, the amount required to satisfy the financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(d) No Alternative Means Available. A withdrawal shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the need may be relieved from other resources reasonably available to the Participant. This determination generally is to be made on the basis of all the relevant facts and circumstances. For this purpose, the Participant’s resources are deemed to include those assets of the Participant’s spouse and minor children (other than property held for a minor child under (i) an irrevocable trust, or (ii) the Uniform Gifts to Minors Act or comparable state law) that are reasonably available to the Participant.

(e) Employer Reliance on Participant Representation. An immediate and heavy financial need may be treated as not capable of being relieved from other resources reasonable available to a Participant if the Employer relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of Internal Revenue), unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(i) Through reimbursement or compensation by insurance or otherwise;

(ii) By liquidation of the Participant’s assets;

(iii) By cessation of the Participant’s Elective Contributions under the Plan;

(iv) By other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans under plans maintained by the Employer or any other employer; or

(v) By loans from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

(f) Participant Need Not Take Counterproductive Actions. A need cannot be reasonably relieved by one of the actions in (e) above if the effect of the action would be to increase the amount of the need.

(g) Order of Withdrawal. In order to provide funds for a hardship withdrawal from a Subaccount, amounts shall be withdrawn pro rata from each of the Investment Funds in which the Subaccount is invested.

7.2 Withdrawals After Age 59 1/2 . A Participant who has attained age 59 1/2 may elect to withdraw all or a portion of his 401(k) Plan Account, in which he has a Vested Percentage of 100. In order to provide funds for a withdrawal after age 59 1/2, amounts shall be withdrawn pro rata from each of the Investment Funds in which such Subaccounts are invested.

7.3 Diversification of Investments.

(a) Effective March 31, 2007, with respect to any ESOP Contribution made on behalf of a Participant for Plan Years beginning after December 31, 1999 and before January 1, 2007, a Participant shall be permitted to diversify his ESOP Contribution Subaccount to the extent required by Code Section 401(a)(35).

(b) In addition to the diversification rights described in (a) above, a Participant who has attained age 55 and completed at least ten years of participation in the Plan may elect in each of the Plan Years during his “qualified election period” (as defined in paragraph (ii) below) to transfer the proceeds from the liquidation of a specified number of shares of Employer Stock allocated to his ESOP Contribution Subaccount to his ESOP Diversification Subaccount, or to withdraw such shares from the Plan, pursuant to the following:

(i) Amount Eligible for Transfer or Withdrawal. In each of the first five Plan Years of the Participant’s qualified election period, the Participant may transfer or withdraw, the value of (i) up to 25 percent of the total number of shares of Employer Stock that have been allocated to his ESOP Contribution Subaccount as of the immediately preceding Annual Valuation Date, less (ii) the number of shares of Employer Stock the Participant previously elected to transfer or withdraw, if any. In each of the sixth through tenth Plan Years of the Participant’s qualified election period, “50 percent” shall be substituted for “25 percent” in the preceding sentence in determining the number of shares the Participant may transfer or withdraw.

(ii) Qualified Election Period. “Qualified election period” means the ten consecutive Plan Years commencing on the first day of the Plan Year in which the Participant attains age 55 and has completed at least ten years of participation in the Plan.

(iii) Transfer/Distribution Procedure. A Participant must make an election to transfer or withdraw shares of Employer Stock in accordance with this Section 7.3, in writing, within the 90-day period following the close of each Plan Year during his qualified election period. The Administrator shall transfer or distribute the amount designated by the Participant’s election within 90 days after the date the Participant’s election is filed with the Administrator.

(iv) Notwithstanding (i), (ii), or (iii) above, a Participant who makes a diversification election with respect to the seventh, eighth, ninth or tenth year of the Participant’s qualified election period may not elect to withdraw from the Plan any liquidation proceeds of shares of Employer Stock held in his ESOP Contribution Subaccount attributable to ESOP Contributions made prior to May 2000. The Participant is limited to transferring such proceeds to his ESOP Diversification Subaccount.

(c) A Participant who makes a diversification election under (a) or (b) above and transfers the proceeds of the diversified Employer Stock to his ESOP Diversification Subaccount may invest his ESOP Diversification Subaccount in any of the Investment Funds other than the ESOP Stock Fund. Except to the extent required by Code Section 409 or 4975(e)(7), a Participant may not transfer any amounts credited to his ESOP Diversification Subaccount to his ESOP Contribution Subaccount.

7.4 Withdrawal of Rollover Contributions. A Participant may elect to withdraw all or a portion of his Rollover Contribution Subaccount at any time prior to his termination of Employment with the Employer and the Affiliates. An in-service distribution of a Participant’s Rollover Contribution Subaccount shall be made to the Participant as soon as practicable after the Participant elects, in writing delivered to the Administrator, to make the in-service withdrawal. In order to provide funds for the in-service withdrawal, amounts shall be withdrawn pro rata from each of the Investment Funds in which the Participant’s Rollover Contribution Subaccount is invested.

ARTICLE 8

Distributions

8.1 Entitlement to Distribution. Upon a Participant’s termination of Employment (with the Employer and any Affiliate) for any reason, he (or, in the event of his death, his Beneficiary) shall be entitled to a distribution in the amount of his Account. For this purpose, a change in an Employee’s status from Employee to Leased Employee shall not be considered a termination of employment with the Employer or any Affiliate.

8.2 Time of Distribution.

(a) A distribution shall be made to a Participant as soon as practicable after the Participant elects, in writing delivered to the Administrator, to receive a distribution of his Account hereunder. A Participant may defer his distribution until the date on which the Participant attains age 65.

(b) Notwithstanding paragraph (a) above, if, on any Annual Valuation Date coincident with or following the date of a Participant’s termination of Employment with the Employer or an Affiliate, (i) the value of the Participant’s Account is not greater than $5,000, for periods before March 28, 2005, or $1,000, for periods beginning on and after March 28, 2005, or (ii) the Participant attains age 65, the distribution shall be made as soon as practicable after such Annual Valuation Date. Effective for Plan Years beginning on and after January 1, 2002, for purposes of this Section 8.2, the value of a Participant’s Account shall determined with regard to that portion of the Account balance that is attributable to rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

(c) A Participant shall receive a distribution of his entire interest in the Plan not later than his Required Beginning Date.

(i) If a Participant (A) is a 5% owner (as defined in Code Section 416) with respect to the calendar year in which the Participant attained age 70 1/2, and (B) has not terminated Employment, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall distribute to the Participant, at his election, either the minimum distribution required under Code Section 401(a)(9) or the Participant’s Account balance as of the applicable Valuation Date. Such distribution shall be made (A) as soon as practicable after the December 31 of the calendar year in which the Participant attained age 70 1/2 (but not later than the April 1 following such calendar year), or (B) on or before the December 31 of any calendar year thereafter. For this purpose, “applicable Valuation Date” means the Participant’s Account balance as of the December 31 of the calendar year immediately preceding the calendar year for which the required distribution is made.

(ii) Notwithstanding (i) above, if a Participant attains age 70 1/2 on or before January 1, 2003, is not a 5% owner (as defined in Code Section 416) with respect to the calendar year in which the Participant attained age 70 1/2, and has not terminated Employment, he may elect, at the time and in the manner prescribed by the

Administrator to (A) defer any distribution of his Account until after his termination of Employment, or (B) to begin (or continue) receiving in-service distributions of his Account upon his attainment of age 70 1/2. If the Participant elects to receive in-service distributions of his Account, then, with respect to each calendar year during which and after the Participant attained age 70 1/2, the Plan shall make in-service distributions to the Participant as if he were a Participant described in (i) above.

(d) In addition, unless the Participant elects otherwise, distributions to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains Normal Retirement Age; (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or iii) the Participant terminates Employment.

(e) Each distribution under the Plan shall be made in accordance with Code Section 401(a)(9), including the minimum death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder. If any provision of the Plan conflicts with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder, the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder shall supersede any such Plan provision.

(f) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may be made less than 30 days after the notices required under Section 1.411(a)-11(c) of the Treasury Regulations and Code Section 402(f) is given provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notices to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and the consequences of failing to defer the distribution, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

8.3 Method of Distribution.

(a) A distribution under this Plan shall be paid in a lump sum (i) to the Participant (or to the Alternate Payee designated in a Qualified Domestic Relations Order), or (ii) on the death of the Participant, to the Participant’s surviving spouse, or, if there is no surviving spouse or the surviving spouse consents, or such consent may not be obtained, as described in Section 8.5(b) hereof, to a designated Beneficiary.

(b) A distribution to a Participant or Beneficiary shall be made in cash, except that, with respect to a Participant’s Account invested in the ESOP Contribution Subaccount, the distribution shall be made in whole shares of Employer Stock and cash in lieu of fractional shares thereof.

(c) Notwithstanding paragraphs (a) and (b) above, (i) the Administrator may elect in a uniform and nondiscriminatory manner, to defer distribution of the portion of a Participant’s ESOP Contribution Subaccount attributable to Employer Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such Exempt Loan is repaid in full (this clause shall not be operative if Code Section 401(a)(9) or (14) requires an earlier distribution of the Participant’s

ESOP Contribution Subaccount), and (ii) no distribution from the Plan shall be paid in Employer Stock if, at the time of distribution, (A) the Corporation’s bylaws restrict ownership of substantially all securities of the Corporation to the Plan and to active Employees, or (B) the Corporation is an S corporation under the Code.

8.4 Prohibition on Alienation. The rights of a Participant or Beneficiary to receive a distribution shall not be subject to alienation or assignment, and shall not be subject to anticipation, encumbrance or claims of creditors. Neither a distribution to the estate of a deceased Participant or Beneficiary or to an heir or legatee of a right to receive a distribution hereunder, nor a distribution in accordance with a Qualified Domestic Relations Order, shall be deemed an alienation, assignment or anticipation for the purposes of this Section 8.4. Effective April 6, 2007, a domestic relations order shall not fail to be a Qualified Domestic Relations Order solely because (i) the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order, or (ii) of the date on which the domestic relations order is issued, including issuance after a Participant’s annuity starting date or death. A domestic relations order described in the foregoing sentence shall be subject to the same requirements and protections that apply to a Qualified Domestic Relations Order, including the provisions of Code Section 414(p)(7).

8.5 Designation of Beneficiary.

(a) Each Participant may designate a person or persons who shall receive the distribution payable hereunder on the death of the Participant, and shall, subject to paragraph (b) below, have the right to revoke any such designation. Any such designation shall be evidenced by a written instrument filed with the Administrator and signed by the Participant. The designation by a Participant of a Beneficiary who is not the Participant’s spouse shall require an effective consent thereto by the Participant’s spouse or surviving spouse, or a demonstration that such consent may not be obtained, as described in paragraph (b) below. If no Beneficiary designation is on file with the Administrator at the time of the death of a Participant, or if such designation is not effective for any reason as determined by the Administrator, then payment of the Participant’s Account shall be made in the order of priority listed below, in equal shares among members of a class (except for the per stirpes requirement of class (ii)) if there is more than one member of a class:

(i) The Participant’s spouse (unless a final divorce order has been entered by a court);

(ii) If the Participant has no surviving spouse, the Participant’s issue, per stirpes (including issue by adoption);

(iii) If the Participant has no surviving spouse or issue, the Participant’s parents (including parents by adoption);

(iv) If the Participant has no surviving spouse, issue or parents, the Participant’s brothers and sisters (including brothers and sisters of the half blood and brothers and sisters by adoption);

(v) If the Participant has no surviving spouse, issue, parents, brothers or sisters, the executor or administrator of the deceased Participant’s estate.

(b) A Participant may designate a person as Beneficiary who is not his spouse if (i) (A) his spouse consents in writing to such designation, (B) the designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), and (C) the spouse’s consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public; or (ii) it is established to the satisfaction of the Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only with respect to such spouse.

8.6 Rollover Distribution.

(a) Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this Section 8.6, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as those terms are defined below.

(b) For purposes of this Section 8.6, an “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary or for a specified period of ten years or more;

(ii) Any distribution required under Code Section 401(a)(9);

(iii) Effective for Plan years beginning before January 1, 2002, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or

(iv) Any distribution that is a hardship withdrawal made pursuant to Article 7 hereof.

(c) For purposes of this Section 8.6, an “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. Effective for Plan Years beginning on and after January 1, 2002, the term “Eligible Retirement Plan” shall also include an annuity contract described in Code Section 403(b) and an eligible plan under section 457(b), which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective for distributions made after December 31, 2007, an “Eligible Retirement Plan” includes a Roth IRA described in Code Section 408A. For distributions made after December 31, 2007, and before January 1, 2010, however, a Distributee shall not be eligible to elect a Direct Rollover to a Roth IRA if the Distributee’s modified adjusted gross income exceeds $100,000 or the Distributee is a married individual filing a separate return. Notwithstanding anything to the contrary herein, the Administrator shall not be responsible for ensuring that a Distributee is eligible to make a Direct Rollover to a Roth IRA. In the case of an Eligible Rollover Distribution to a surviving spouse for Plan Years beginning before January 1, 2002, however, an Eligible Retirement Plan shall include only an individual retirement account or an individual retirement annuity.

(d) For purposes of this Section 8.6, a “Distributee” includes a Participant. In addition, the surviving spouse of a Participant or former Participant, or a Participant’s or a former Participant’s spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse. Effective for distributions made after December 31, 2006, a non-spouse Beneficiary who is eligible to receive a distribution of a Participant’s Accounts, which distribution would otherwise constitute an Eligible Rollover Distribution, and is a designated beneficiary (within the meaning of Treasury Regulation Section 1.401(a)(A)-4) is also a Distributee with respect to his or her interest hereunder. In such case, the non-spouse Beneficiary may direct a trustee to trustee transfer of the distribution of the Participant’s Accounts only to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) established for the purpose of receiving the distribution on behalf of the non-spouse Beneficiary, and (i) such transfer shall be treated as a Direct Rollover of an Eligible Rollover Distribution (solely for purposes of Section 402(c) of the Code with respect to transfers prior to January 1, 2010), and (ii) such individual retirement account or individual retirement annuity shall be treated as an inherited individual retirement account or inherited individual retirement annuity (within the meaning of Section 408(d)(3)(C) of the Code).

(e) For purposes of this Section 8.6, a “Direct Rollover” is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

8.7 Distributions to Alternate Payees. Notwithstanding any other provisions of the Plan, the Account balance of a Participant may be apportioned between the Participant and an alternate payee, as defined in Code Section 414(p)(8), either through separate Accounts or by providing the alternate payee a percentage of the Participant’s Account, in accordance with the terms of a Qualified Domestic Relations Order. The Plan shall comply with a Qualified Domestic Relations Order that directs the Plan to make a distribution to an alternate payee of the alternate payee’s separate Account or percentage of the Participant’s Account prior to the date on which the Participant attains the earliest retirement age, as defined in Code Section 414(p)(4)(B), under the Plan.

8.8 Minimum Distribution Requirements for Calendar Years after 2002.

(a) General Rules.

(i) Effective Date. The provisions of this Section 8.8 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii) Precedence. The requirements of this Section 8.8 will take precedence over any inconsistent provisions of the Plan.

(iii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.8 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(iv) TEFRA Section 242. Notwithstanding the other provisions of this Section 8.8, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.8(b)(ii), other than Section 8.8(b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 8.8(b)(ii) and Section 8.8(d) hereof, unless Section 8.8(b)(ii)(D) hereof applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 8.8(b)(ii)(D) hereof applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.8(b)(ii)(A) hereof. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.8(b)(ii)(A) hereof), the date distributions are considered to begin is the date distributions actually commence.

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 8.8(c) and (d) hereof. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.8(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death on or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.8(d)(i) hereof.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.8(b)(ii)(A) hereof, this Section 8.8(d)(ii) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) “Designated Beneficiary.” The individual who is designated as the Beneficiary under Section 8.5 hereof and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii) “Distribution Calendar Year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.8(b)(ii) hereof. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) “Life Expectancy.” Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv) “Participant’s Account Balance.” The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

ARTICLE 9

Administration of the Plan

9.1 Powers and Duties of the Administrator. The Administrator shall administer the Plan in accordance with its terms and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in paragraph (c) or (d) below. Any decision of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

(a) To establish the Investment Fund or Funds in which Participants may elect, pursuant to Article 4 hereof, to invest Contributions made on their behalf and the amounts of their Accounts. The Administrator may, from time to time, establish new Investment Fund or Funds or discontinue and liquidate an existing Investment Fund. In no event, however, shall the number of Investment Fund or Funds be fewer than three. An Investment Fund may include a brokerage account established by a Participant in which he may invest all or part of his Account, other than his ESOP Contribution Subaccount. The Administrator may establish such limitations or restrictions on a brokerage account as it deems reasonable, necessary or appropriate. Each brokerage account established under the Plan shall be treated as a separate Investment Fund.

(b) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Trust Fund shall bear the costs of such services and other administrative expenses unless paid by the Employer.

(c) To delegate to one or more employees of the Administrator or to the Pension Committee appointed pursuant to Section 9.2 hereof certain duties and powers relating to the administration of the Plan. Such delegated duties and powers shall be specified in a procedure prepared by the Administrator.

(d) To allocate in writing any of its powers and duties hereunder, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control the plan assets) to those persons who have been designated to perform Plan fiduciary responsibilities.

(e) To construe and interpret the Plan language in a discretionary manner, including the power to construe disputed provisions.

(f) Subject to Article 11 hereof, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(g) To adopt such by-laws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(h) To receive from the Employer or from Participants such information as shall be necessary for the proper administration of the Plan.

(i) To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(j) To receive from the Trustee, and review, reports of the financial condition and receipts and disbursements of the Trust Fund.

(k) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(l) To issue directions to the Trustee, and thereby bind the Trustee, concerning all benefits to be paid pursuant to the Plan.

(m) To apply consistently and uniformly to all Participants and Beneficiaries, the rules, regulations, and determinations of the Plan.

(n) To take any and all such actions as the Administrator, in its discretion, deems necessary or appropriate with respect to the administration and operation of the plan, including taking any corrective action authorized under the Internal Revenue Service Employee Plans Compliance Resolution Program (or any successor or similar program), for purposes of maintaining the Plan’s and Trust’s compliance with the requirements of Sections 401(a), 401(k) and 501(a) of the Code.

9.2 Pension Committee.

(a) The Administrator may delegate such of its duties and powers as it may determine to the Pension Committee. The members of the Pension Committee shall be appointed by resolution of the Board of Directors of the Administrator. The members of the Pension Committee shall be directors, officers or employees of the Administrator, the Employer or any Affiliate, and shall serve without compensation at the pleasure of the Board of Directors of the Administrator. Any member of the Pension Committee may resign at any time by delivering his written resignation to the Board of Directors of the Administrator and to the other members of the Pension Committee.

(b) The members of the Pension Committee shall meet from time to time to review the matters that arise in connection with their duties and powers. A majority of the members of the Pension Committee shall constitute a quorum for the transaction of business, and no action shall be taken except upon a majority vote at a meeting or in writing without a meeting. A member shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If a Pension Committee member is so disqualified to act and the remaining members cannot agree, the Board of Directors of the Administrator shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which the member is disqualified.

(c) The Pension Committee shall have, to the fullest extent allowed by law, by a written instrument executed by all of the members of the Pension

Committee and revocable by any one or more of them, the power to allocate any and all specific responsibilities, obligations or duties among themselves and to delegate to any other person, firm or corporation the responsibility to carry out any responsibilities of the Pension Committee hereunder and, to the extent of any such allocation or delegation, the members effecting such allocation or delegation shall have no responsibility for any acts or omissions of the member(s) of the Pension Committee or of any other person, firm or corporation to whom such responsibilities, obligations or duties have been allocated or delegated.

9.3 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administrator shall notify the Trustee of any action taken by the Administrator which affects the obligations or rights of the Trustee and, when required, shall notify any other interested parties.

9.4 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Trust Fund, unless the Employer elects to pay such expenses directly. The Employer may elect to pay such expenses directly and payment of such expenses by the Employer shall not be deemed to be additional Plan contributions.

9.5 Fiduciary Principles. The Administrator and each other fiduciary hereunder, in the exercise of each and every power or discretion vested in them by the provisions of this Plan, shall (subject to the provisions of ERISA) discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding anything in this Plan to the contrary, any provision hereof which purports to relieve a fiduciary from responsibility or liability for any responsibility, obligation or duty under Part 4 of Subtitle B of Title I of ERISA shall, to the extent the same is inconsistent with said Part 4, be deemed void.

9.6 Appointment of Investment Managers. The Administrator and the Pension Committee each shall have the power to appoint from time to time one or more Investment Managers to direct the Trustee in the investment of, or to assume complete investment responsibility over, all or any portion of the Trust Fund. An Investment Manager may be any person or firm (i) which is either (A) registered as an investment adviser under the Investment Advisers Act of 1940, (B) a bank, or (C) an insurance company which is qualified to perform the services of an Investment Manager under the laws of more than one state; and (ii) which acknowledges in writing that it is a fiduciary with respect to the Plan. The Administrator or Pension Committee may remove any Investment Manager appointed pursuant to this Section 9.6 and shall have the power to appoint a successor or successors from time to time in succession to any Investment Manager who shall be removed, shall resign or shall otherwise cease to serve hereunder.

ARTICLE 10

Claims Procedure

10.1 Application for Benefits. Any person entitled to benefits must file a written claim with the Administrator on forms provided by the Administrator. Such application shall include all information and evidence the Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. Unless special circumstances exist, a claimant shall be informed of the decision on his claim within 90 days of the date all the information and evidence necessary to process the claim is received. Within such 90-day period, he shall receive a notice of the decision or a notice that explains the special circumstances requiring a delay in the decision and sets a date, no later than 180 days after all the information and evidence necessary to process his claim have been received, by which he can expect to receive a decision. The claimant may assume that the claim has been denied and may proceed to appeal the denial if the claimant does not receive any notice from the Administrator within the 90-day period or a notice of a delayed decision within such 90-day period.

10.2 Notice of Denied Claim for Benefits.

(a) In the event that any person (a “Claimant”) (or his duly authorized representative) makes a claim for benefits under the Plan and such claim is denied in whole or in part, the Administrator shall notify the Claimant of its decision in writing. Such notification shall be written in a manner calculated to be understood by the Claimant and shall contain (i) the specific reasons for the denial, (ii) references to pertinent provisions of the Plan, (iii) a description of any additional material or information necessary for the Claimant to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following the rendering of an adverse decision on review.

(b) Notification of a denied claim shall be given within a reasonable period of time, but not later than 90 days after the Administrator receives the claim, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision (which date shall not be more than 90 days after the end of the initial 90-day period).

10.3 Appeal of Denied Claim.

(a) Within 60 days after the date on which a Claimant receives a written notice of a denied claim, the Claimant (or his duly authorized representative) may file a written request with the Administrator for a review of the denied claim. If a Claimant requests a review of a denied claim, he shall be entitled to submit to the

Administrator written comments, documents, records and other information relating to the claim for benefits and to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits. The Administrator shall perform its review taking into account all comments, documents, records and other information submitted by the Claimant relating to his claim without regard to whether such information was submitted or considered in the initial benefit determination and shall notify the Claimant of its decision on review in writing. If the claim is denied, such notification shall be written in a manner calculated to be understood by the Claimant and shall contain (A) the specific reasons for the denial, (B) references to pertinent provisions of the Plan, (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits, and (D) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

(b) The Administrator’s decision on review shall be made within a reasonable period of time, but not later than 60 days after the Administrator receives the request for review unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 60-day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision (which date shall not be more than 60 days after the end of the initial 60-day period). If the extension of time is needed due to a Claimant’s failure to submit information necessary to make a decision on review, the period during which the Administrator must make a decision on review shall be tolled from the date the extension notice is sent to the Claimant until the date the Claimant responds to the request for additional information.

ARTICLE 11

Amendment and Termination

11.1 Amendment or Restatement. The Corporation may amend or restate the Plan at any time and from time to time. No amendment or restatement shall authorize any part of the Trust Fund, other than amounts which are necessary to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries. No amendment or restatement shall be construed to: (1) reduce a Participant’s Account balance determined as of the date immediately preceding the effective date of the amendment or restatement; (2) reduce or eliminate any benefit protected by Code Section 411(d)(6); or (3) cause or permit any portion of the Trust Fund to revert to, or become property of, the Employer. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee’s written consent. The provisions of the Plan as in effect at the time of a Participant’s termination of Employment shall control as to that Participant unless otherwise specified in the Plan.

11.2 Termination and Discontinuance of Contributions. The Corporation reserves the right to terminate the Plan at any time with respect to any or all Participants. Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable. The Corporation shall provide the Trustee with written notification of the full or partial termination of the Plan. In the event of full or partial termination, the Employer’s liability to pay Plan benefits shall be strictly limited to assets of the Trust Fund. No one shall have any claim against the Employer to provide any or all of the plan benefits regardless of the sufficiency of the Trust Fund, except as otherwise required by law. The termination of the Plan shall not result in the reduction of any benefit protected by Code Section 411(d)(6) except as permitted by applicable Treasury Regulations.

11.3 Distribution Upon Termination. If the Plan terminates pursuant to Section 11.2 hereof, and the Corporation does not continue the Plan as a “wasting trust” by satisfying all ongoing plan qualification rules, each Participant’s Account shall be distributed in accordance with Article 8 hereof. If, however, the Employer or any Affiliate establishes or maintains an alternative defined contribution plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(4)), each Participant’s Elective Contribution Subaccount, Qualified Nonelective Contribution Subaccount, Qualified Matching Contribution Subaccount, Roth Elective Contribution Subaccount and ESOP Account attributable to ESOP Contributions made for Plan Years beginning after December 31, 1999 and before January 1, 2007 shall be transferred to the alternative defined contribution plan. The alternative defined contribution plan, if any, shall contain the same restrictions on distribution of such Subaccounts as are contained herein.

11.4 Merger, Consolidation or Transfer of Assets and Liabilities. Upon any merger or consolidation with, or a transfer of assets or liabilities to another plan, each Participant shall be entitled to receive a benefit immediately after such event which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately prior to such event. Any such transfer, merger or consolidation shall not otherwise result in the elimination or reduction of any benefit protected by Code Section 411(d)(6).

11.5 Successor Employer. Any successor to the business of the Corporation may, with the written consent of the Corporation, continue the Plan. Such successor shall succeed to all the rights, powers and duties of the Corporation. If an Employee continues in the employ of the successor, he shall not be deemed to have been terminated or severed for any purpose of the Plan.

ARTICLE 12

General Provisions

12.1 Limitation on Liability. In no event shall the Corporation, Employer, Administrator or any Employee, officer or director of the Corporation or Employer incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust Fund.

12.2 Indemnification. The Trust Fund shall indemnify the Administrator and any Employee, officer or director of the Corporation or the Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. If Trust Fund assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this Section 12.2. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Corporation or the Employer, and such person’s rights shall inure to the benefit of his heirs and representatives.

12.3 Insurance. The Corporation, in its sole discretion, or the Trustee, at the Administrator’s discretion, may obtain a policy or policies of insurance for the Administrator (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

12.4 Compliance with ERISA. Notwithstanding any other provisions of this Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to ERISA.

12.5 Nonalienation of Benefits. Except with respect to any indebtedness owing to the Trust Fund or as provided in Code Section 401(a)(13)(B) (relating to a Qualified Domestic Relations Order), Code Sections 401(a)(13)(C) and (D) (relating to an offset ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury Regulations (relating to Federal tax levies and judgments), or as otherwise permitted by law, benefits payable by the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.

12.6 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment with the Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

12.7 Construction. Except to the extent preempted by ERISA, the laws of the State of Delaware, as amended from time to time, shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. All references to statutory sections shall include the section so identified, as amended from time to time, or any other statute of similar import. If the Code or ERISA render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the extent required by such law.

12.8 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator, the Corporation or the Employer shall be made in writing and in such form as the Administrator, the Corporation or Employer shall prescribe. A communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the Administrator, Corporation or Employer at the principal office of the Administrator, Corporation or Employer or to the Participant at his last known address.

12.9 Facility of Payment. If a Participant’s duly qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the Beneficiary resides. Any payment made pursuant to this Section 12.9 in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustee.

12.10 Location of Participant or Beneficiary Unknown. If the Administrator is unable to pay benefits from the Plan to any Participant or Beneficiary due to the Administrator’s inability to locate such Participant or Beneficiary for three years after mailing a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary, the amount to be Distributed shall be treated as a Forfeiture. If the Participant or Beneficiary is located subsequent to the allocation of the Forfeiture, the forfeited amount (unadjusted for earnings thereon) shall be restored, first from Forfeitures, if any, then from a special Employer contribution made for such purpose.

12.11 Service in More Than One Fiduciary Capacity. Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Fund.

12.12 Offset. In the event any payment is made by the Trustee to any individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment. This right of offset, however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.

12.13 Model EGTRRA Amendments. The amendments to Sections 5.1(a), 5.3 (elimination of multiple use test), 6.1(b)(iii), 8.2(b) and 8.6 and Article 14 hereof, which are effective January 1, 2002, and the addition of Section 3.10 effective July 31, 2003 (the “EGTRRA Amendments”) (i) are intended to reflect certain of the model amendments set forth in IRS Notice 2001-57 (or to be good faith modifications thereof), (ii) are intended as good faith compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and are to be construed in accordance with EGTRRA and the guidance issued thereunder, and (iii) shall supersede the other provisions of the Plan to the extent such provisions are inconsistent with the EGTRRA Amendments.

ARTICLE 13

Special ESOP Rules

13.1 Transfer Restrictions: Right of First Refusal of Trustee and Employer.

(a) General Restriction. No Employer Stock Distributed from a Participant’s ESOP Contribution Subaccount may be offered, sold, pledged, bequeathed, given, hypothecated or otherwise disposed of by any Participant, former Participant or Beneficiary (“Distributee”), whether for value or not, unless such Employer Stock has first been offered for sale to the Trustee and the Employer under the provisions of paragraphs (b) and (c) below. Any attempt to dispose of such Employer Stock without regard to this restriction shall be deemed to be an offer to the Trustee and the Employer under the terms set forth in paragraphs (b) and (c) below, and, in such a case, the date of the offer shall be deemed to be the date on which the Trustee or the Employer receives actual notice of the attempted disposition.

(b) Price of Securities Offered. Employer Stock offered to the Trustee and the Employer pursuant to this Section 13.1 shall be offered at its fair market value. The Trustee shall advise the Distributee of the fair market value of the Employer Stock as determined by the Trustee in good faith and based on all relevant factors for determining the fair market value of the Employer Stock on the date of valuation. The date of valuation shall be the Valuation Date immediately preceding the date of acceptance of the offer; provided, however, that the date of valuation with respect to a transaction between the Plan and a Distributee who is a Disqualified Person on the date of such transaction shall be the date of the transaction. The Trustee’s determination shall be deemed for purposes of this Section 13.1 to be fair market value unless the Distributee presents to the Trustee a current, written bona fide offer from any person to purchase the Employer Stock at a higher price or on more favorable terms than those otherwise offered by the Trustee and the Employer under this Section 13.1. If such written bona fide offer is submitted to the Trustee, the price designated in the bona fide written offer shall be deemed the fair market value of the Employer Stock for purposes of this Section 13.1, and the Trustee or the Employer may elect, but shall not be required, to purchase the Employer Stock at such price or upon such terms.

(c) Method of Sale to Trustee or Employer. The offer shall be in writing and shall provide that, if accepted in whole or in part, the Trustee or Employer shall have the right to pay the purchase price in one payment or in installments over five years, plus interest on the unpaid balance at the Prime Rate on the date of the sale plus two percentage points.

(d) Expiration of Offer. The Trustee and the Employer shall have 14 days following receipt of an offer under this Section 13.1 to accept or reject the offer as to all or some of the Employer Stock offered. Mailing of notice of acceptance to the address of the Distributee listed on the stock transfer books of the Corporation shall constitute acceptance as of the date of postmark of such notice. If the Trustee or Employer do not accept the offer to purchase the Employer Stock by the expiration of the 14-day period, the Employer Stock may be sold or otherwise disposed of by the Distributee. Notwithstanding the preceding sentence, if, pursuant to paragraph (b) above, the Distributee has submitted a written bona fide offer to purchase the Employer Stock at a higher price or on more favorable terms than otherwise offered by the Trustee or the Employer under this Section 13.1, and neither the Trustee nor the Employer have elected, within 14 days of the offer and submission of such offer, to purchase the Employer Stock at such higher price or on such terms, then the Distributee may sell such Employer Stock only at a price not less than, and terms no less favorable to the Distributee than, the price and terms specified in the bona fide written offer so submitted; if the Distributee attempts to sell the Employer Stock at a lower price or on less favorable terms, then the provisions of this Section 13.1 shall again apply as if no offer under this Section 13.1 was ever made, and any such attempted sale shall be void.

(e) Rights as Between Trustee and Employer. The Trustee shall have the first right to purchase any or all Employer Stock offered under this Section 13.1. The Trustee shall notify the Employer of any such offer immediately after receipt, and shall notify the Employer within seven days after receipt of the offer of the number of shares of Employer Stock, if any, the Trustee intends to purchase. The Employer shall have the right to purchase any remaining shares of Employer Stock.

(f) Restriction to Continue. The restrictions set forth in this Section 13.1 shall be perpetual to the extent allowed by law; provided, however, that these restrictions shall not apply for any period during which the Employer Stock subject thereto is a Publicly Traded Security. All Distributees shall take Employer Stock distributed from the Trust Fund subject to the restrictions contained in this Section 13.1, and the certificates for such shares of Employer Stock shall contain a statement showing the existence of these restrictions.

(g) Payment. Payment shall be made on a date specified by the Trustee or Employer, but not more than 30 days after the offer is accepted. If the Trustee or Employer elects to pay for the Employer Stock in annual installments, the first annual installment toward the Trustee’s or Employer’s purchase of Employer Stock under this Section 13.1 is due no later than 30 days after the offer is accepted.

13.2 Option to Sell

(a) If Employer Stock, when distributed to a Participant or Beneficiary (“Distributee”), is (i) not a Publicly Traded Security, (ii) subject to trading limitations under any federal or state securities laws, any regulations thereunder, or any agreement affecting the Employer Stock which would make the Employer Stock not as freely tradable as stock not subject to such restrictions, or (iii) is a Publicly Traded Security without restriction but ceases to be so traded within 12 months after distribution, such Employer Stock shall be subject to a put option to sell any or all such Employer Stock to the Employer. The put option may be exercised by the Distributee and shall be subject to the terms and conditions of this Section 13.2 as follows:

(b) Exercise of Option. The put option exercise period shall commence on the day following the date on which the Employer Stock is Distributed to the Distributee and shall end 60 days thereafter. If the Distributee does not exercise the put option during this first put option exercise period, the Distributee may exercise the put option during any subsequent 60-day period beginning on the day after the Administrator mails written notice to the Distributee of the then most recent determination of the fair market value of the Employer Stock.

(c) Terms of Option. Unless extended as provided in paragraph (c) or (f) below, each put option shall expire at 12:00 midnight (Eastern Standard or Eastern Daylight Time, whichever shall be in effect at the Employer’s principal office) on the day after the applicable 60-day put option exercise period expires. The option price shall be the fair market value of the Employer Stock, as determined in good faith and based on all relevant factors for determining the fair market value of Employer Stock on the date of valuation, by the Trustee. The date of valuation shall be the Valuation Date immediately preceding the date of exercise of the option provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a Disqualified Person on the date of such transaction shall be the date of the transaction. If the Distributee received the Employer Stock in a distribution of the Participant’s entire vested Account, then the Employer may elect to pay the option price in equal annual installments over a period not longer than five years from the date on which the option is exercised. If the Employer so elects, it shall pay interest on the unpaid balance at the Prime Rate on the date of sale, plus two percentage points. Any other terms of sale shall be determined by agreement between the Employer and the Distributee. The Distributee shall in any event be provided with adequate security for the payment of any amounts deferred beyond 30 days from the exercise of the put option.

(d) Obligation to Purchase Limited. The Employer shall not be required to purchase Employer Stock pursuant to a put option under this Section 13.2 to the extent that, at the time the option is exercised, the purchase would be prohibited by applicable federal or state law. If a Distributee is unable to exercise his option during any 60-day put option exercise period because the Employer is prohibited by applicable federal or state law from honoring the option, then the put option exercise period shall be postponed until the prohibition on the option transaction has been removed. Under no circumstances shall the Trustee be bound to purchase Employer Stock pursuant to a put option under this Section 13.2. If, however, a purchase by the Trustee is not then prohibited by law, and would not in the opinion of the Trustee, violate any fiduciary obligation imposed upon it, then the Trustee may, with the consent of the Employer, elect to assume the rights and obligations of the Employer under the put option.

(e) Nontransferability. The put option granted under this Section 13.2 may not be transferred or assigned.

(f) Certain Arrangements Barred. Neither the Employer nor the Trustee shall enter into any arrangements involving the Plan which would provide for the issuance of put options by the Plan other than as specified in this Section 13.2. Furthermore, neither the Employer nor the Trustee shall be obligated to purchase Employer Stock except as specifically provided herein.

(g) Notice of Grant of Certain Put Options. If a put option is granted because Employer Stock was a Publicly Traded Security without restriction when Distributed but subsequently ceased to be a Publicly Traded Security, then the first put option exercise period during which the option is exercisable shall begin on the date on which the Distributee is notified that the Employer Stock have ceased to be a Publicly Traded Security.

(h) Payment. Payment for the purchase of Employer Stock under this Section 13.2 shall occur on a date specified by the Employer or Trustee, but not more than 30 days after a put option is exercised. If the Employer or Trustee elects to pay for the Employer Stock in annual installments, the first annual installment toward the Trustee’s or Employer’s purchase of Employer Stock under this Section 13.2 shall be due no later than 30 days after the put option is exercised.

13.3 Exempt Loan.

(a) An Exempt Loan is any loan or extension of credit, such as a purchase money security interest, which is made to the Plan and which either is made or is guaranteed by the Employer or by a Disqualified Person, and which meets the following requirements:

(b) Primary Benefit. The loan shall be for the primary benefit of Participants and their Beneficiaries. This requirement shall not be met unless, at the time that the loan is made, both (A) the interest rate for the loan and the price of the Employer Stock to be acquired with the loan proceeds are not such that Plan assets might be diminished, and (B) the terms of the loan, whether or not between independent parties, are at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.

(c) Use of Loan Proceeds. Within a reasonable time after receipt of the loan proceeds, the Trustee shall use the proceeds to acquire Employer Stock, to repay such loan or to repay a prior Exempt Loan. The proceeds of the loan shall not be used for any purpose or purposes other than as set forth in the preceding sentence. Employer Stock acquired with the proceeds of the loan shall not be subject to any options or buy-sell or similar arrangements or restrictions while held by and distributed from the Plan, except as provided for in Sections 13.1 and 13.2 hereof.

(d) Liability and Collateral. The loan shall be without recourse against the Plan. The only assets of the Plan that may be given as collateral on the loan are the following two classes of Employer Stock: (1) Employer Stock acquired with the proceeds of the loan and (2) Employer Stock used as collateral on a prior exempt loan repaid with the proceeds of the current loan. The only assets of the Plan to which any person entitled to payment under the exempt loan shall have any right are (A) the collateral given for the loan, (B) Contributions (other than contributions of Employer Stock) made under the Plan to meets its obligations under the loan, and (C) earnings attributable to such collateral and the investment of such Contributions. The payments made with respect to an exempt loan by the Plan during the Plan Year must not exceed an amount equal to the sum of such Contributions and earnings received during or prior to the Plan Year less such payment in prior Plan Years. Such Contributions and earnings must be accounted for separately in the books of account of the Plan until the loan is repaid.

(e) Default. In the event of a default on the loan, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of the default. Any loan made to the Plan by a Disqualified Person, but not including a loan made to the Plan by an independent person and merely guaranteed by a Disqualified Person, shall provide that, upon default, Plan assets shall be transferred only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(f) Rate of Interest. The rate of interest of the loan shall not be in excess of a reasonable rate of interest, considering all relevant factors including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantor (if any) and the interest rate then prevailing for comparable loans. A variable interest rate may be deemed to be reasonable when the foregoing factors are considered.

(g) Release from Encumbrance. The loan shall provide for the release from encumbrance of Plan assets used as collateral for the loan according to one of the following formulas, as specified by the Administrator:

(i) the number of shares of Employer Stock released for each Plan Year during the term of the loan shall equal the number of shares of such Stock held immediately before release for the current Plan Year, multiplied by the amount of principal and interest paid for the Plan Year, divided by the amount of principal and interest both paid for the current Plan Year and remaining to be paid in all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and shall not take into account any possible extensions or renewal periods. In computing the interest due in all future years on a loan with a variable interest rate, the interest rate applicable at the end of the current Plan Year shall be used. If the collateral for a loan consists of more than one class of Employer Stock, the number of shares of Stock of each class to be released in any Plan Year shall be determined by applying the same fraction to each class; or

(ii) the number of shares of Employer Stock to be released from encumbrance may be determined solely with reference to principal payments if (I) the loan provides for annual payments of principal and interest at a cumulative rate not less rapid at any time than level annual payment of such amounts for ten years, (II) the interest portion of any payment is disregarded only to the extent that it would be deemed to be interest under standard loan amortization tables, and (III) the sum of the expired duration of the loan and the period of any renewal or extension or the duration of a new loan does not exceed ten years.

(h) Term of Loan. The term of the loan shall be specific and shall not be payable on the demand of any person except in the case of default.

(i) Exempt Loan Suspense Account. Notwithstanding any provisions in Article 4 hereof to the contrary, the Trustee shall maintain a separate Exempt Loan Suspense Account to which it shall add all Employer Stock acquired with the proceeds of an Exempt Loan. All Employer Stock held in the Exempt Loan Suspense Account shall be assets of the Plan. At the time an Exempt Loan is made, the Administrator shall inform the Trustee whether it is to release Employer Stock from the Exempt Loan Suspense Account according to the formula set forth in (g) above. At the end of each Plan Year the Trustee shall release such shares of Employer Stock from the Exempt Loan Suspense Account in accordance with the applicable formula and shall withdraw such shares of Employer Stock from the Exempt Loan Suspense Account. Immediately upon releasing Employer Stock from the Exempt Loan Suspense Account, the Trustee shall allocate to the Participants’ ESOP Contribution Subaccounts, the shares and fractions of shares withdrawn from the Exempt Loan Suspense Account (subject to the limitations set forth in Article 5 hereof) in the same proportion that each Participant would have shared in the Employer’s ESOP Contribution for such year had the Contribution been allocated in accordance with Article 3 hereof.

(j) Earnings. The Trustee shall allocate the earnings, if any, received with respect to Employer Stock in the Exempt Loan Suspense Account acquired with the proceeds of an Exempt Loan as earnings of the Plan except to the extent that such earnings are used to repay the Exempt Loan or are collateral for the Exempt Loan. If the Plan receives cash dividends with respect to Employer Stock held in the Exempt Loan Suspense Account, the Trustee may, as directed by the Administrator, use said cash dividends to make payments on the Exempt Loan. If the Plan receives cash dividends with respect to Employer Stock allocated to a Participant’s ESOP Contribution Subaccount acquired with the proceeds of an Exempt Loan while the Plan remains obligated to make payments on the Exempt Loan, the Trustee may, as directed by the Administrator, use said cash dividends to make payments on the Exempt Loan. If the cash dividends are used to make payments on the Exempt Loan, the Trustee shall allocate to such Participant’s ESOP Contribution Subaccount Employer Stock with a fair market value, determined pursuant to (d) below, at least equal to the amount of such cash dividend which, but for the repayment of the Exempt Loan, would have been allocated to such Participant. If the cash dividends are not used to make payments on an Exempt Loan, the cash dividends shall be distributed to the Participant or credited to the Participant’s ESOP Contribution Subaccount as described in Section 4.3(b) hereof. Notwithstanding the foregoing, no cash dividend on Employer Stock shall be applied to make payments on an Exempt Loan unless the proceeds of such Exempt Loan were used to (i) acquire the Employer Stock with respect to which such cash dividend was paid, or (ii) repay another Exempt Loan the proceeds of which were used to acquire such Employer Stock.

13.4 Valuation. For the purposes of this Section 13.4, the valuation of all Employer Stock shall be the fair market value of the shares, as determined in good faith and based on all relevant factors for determining the fair market value of securities, on the date of valuation. In the case of a transaction between the Plan and a Disqualified Person, the date of valuation shall be the date of the transaction. For all other purposes relating to allocation, the date of valuation shall be the most recent Valuation Date pursuant to Section 4.3 hereof.

13.5 Distribution. If Employer Stock acquired with the proceeds of an Exempt Loan consists of more than one class of securities, each Distributee shall receive substantially the same proportion of each class as such securities are held by the Trust Fund. The provisions of Article 8 hereof shall govern the form of distribution.

13.6 Termination of the Plan. If the ESOP ever ceases to be an employee stock ownership plan, all Employer Stock which has been acquired with proceeds of an Exempt Loan shall continue, after the Exempt Loan is paid, to be subject to Sections 13.1 and 13.2 hereof.

13.7 Preemption. Any provision herein to the contrary notwithstanding, the provisions of this Section 13.7 shall govern all transactions relating to Exempt Loans and Employer Stock acquired with the proceeds of such Loans.

ARTICLE 14

Top Heavy Plan Rules

14.1 Applicability of this Article. Notwithstanding any of the foregoing provisions of the Plan, if after applying the definitions and rules set forth in this Article 14, the Plan is determined to be a top heavy plan for a Plan Year, the top heavy provisions of this Article 14 shall apply. If the Plan is not a top heavy plan, the provisions of this Article 14 shall be inapplicable and not effective.

14.2 Aggregated Employers. “Aggregated employers” means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is an Affiliate of the Employer.

14.3 Aggregation Group. “Aggregation group” means a grouping of this Plan and:

(a) if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b) each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under Section 410 or Code Section 401(a)(4), and

(c) each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under Code Section 410 or 401(a)(4).

14.4 Compensation. Unless the context clearly requires otherwise, “compensation” means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). In determining compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includable in gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under Code Section 401(k). For the purposes of this Article (excluding Section 14.6), compensation shall be limited in accordance with Code Section 401(a)(17).

14.5 Determination Date. Determination date means, for the first Plan Year of a plan, the last day of such first Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

14.6 Five Percent Owner. “Five percent owner” means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent of the value of the outstanding stock of the corporation or stock possessing more than five percent of the total combined voting power of the corporation, and for each aggregated employer that is not a corporation, any person who owns more than five percent of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

14.7 Key Employee. “Key employee” means each Participant (whether or not then an Employee) who at any time during a Plan Year (or any of the four preceding Plan Years) is:

(a) an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having annual compensation from all aggregated employers for any such Plan Year in excess of fifty percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, or

(b) one of the ten Employees (not necessarily Participants) owning (or considered to own within the meaning of the shareholder attribution rules) both more than one-half of one percent ownership interest in value and the largest percentage ownership interests in value of any of the aggregated employers (which are owned by Employees) and who has annual Compensation from all the aggregated employers in excess of the limitation in effect under Code Section 415(c)(1)(A) for any such Plan Year, or

(c) a five percent owner of the Corporation, or

(d) a one percent owner having annual compensation from the aggregated employers of more than $150,000; provided, however, that no more than 50 Employees (or, if lesser, the greater of (i) three of all the aggregated employers’ Employees, or (ii) ten percent of all the aggregated employers’ Employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For purposes of paragraph (b) above, if two Employees have the same interest in any of the aggregated employers, the Employee having the greatest annual compensation from that aggregated employer shall be treated as having a larger interest. For the purpose of determining compensation, however, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.

14.8 One Percent Owner. “One percent owner” means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent of the value of the outstanding stock of the corporation or stock possessing more than one percent of the total combined voting power of the corporation, and for each aggregated employer that is not a corporation any person who owns more than one percent of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

14.9 Shareholder Attribution Rules. “Shareholder attribution rules” means the rules of Code Section 318, (except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

14.10 Top Heavy Aggregation Group.

(a) “Top heavy aggregation group” means any aggregation group for which, as of the determination date, the sum of: (i) the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and (ii) the aggregate sum of the accounts of key employees under all defined contribution plans included in such aggregation group, exceeds 60% of a similar sum determined for all Employees.

(b) In applying the paragraph (a) above, the following rules shall be observed:

(i) For the purpose of determining the present value of the cumulative accrued benefit for any Employee under a defined benefit plan, or the amount of the account of any Employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such Employee under the plan during the five year period ending on the determination date.

(ii) Any rollover contribution (or similar transfer) initiated by the Employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(iii) If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such Employee and the account of such Employee shall not be taken into account.

(iv) The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the Plan as of the determination date for that Plan Year.

(v) In determining the present value of the cumulative accrued benefits of Employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the 12 months preceding the determination date and shall be determined on the assumption that the Employees terminated employment on the valuation date except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any Employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(vi) In determining the accounts of Employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the 12-month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(vii) If any individual has not performed any services for any employer maintaining the plan at any time during the five-year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(viii) For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

14.11 Top Heavy Plan.

(a) “Top heavy plan” means a qualified plan under which (as of the determination date):

(i) if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds 60 percent of the present value of the cumulative accrued benefits for all Employees, and

(ii) if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds 60 percent of the aggregate of all of the accounts of all Employees.

(b) In applying paragraph (a) above, the following rules shall be observed:

(i) Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(ii) For the purpose of determining the present value of the cumulative accrued benefit for any Employee under a defined benefit plan, or the amount of the account of any Employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such Employee under the plan during the five-year period ending on the determination date.

(iii) Any rollover contribution (or similar transfer) initiated by the Employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(iv) If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such Employee and the account of such Employee shall not be taken into account.

(v) The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(vi) In determining the present value of the cumulative accrued benefits of Employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the 12 months preceding the determination date and shall be determined on the assumption that the Employees terminated employment on the valuation date except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any Employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(vii) In determining the accounts of Employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the 12 month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(viii) If any individual has not performed any services for any employer maintaining the plan at any time during the five - year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(ix) For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

14.12 Determination of Top Heavy Status. Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

14.13 When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, Sections 14.14 and 14.15 hereof shall apply for that Plan Year (and to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

14.14 Vesting Requirement.

(a) General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service	His Vested Percentage Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

(b) Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan (and not this Section 14.14) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

14.15 Defined Contribution Plan Minimum Benefit Requirement.

(a) General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each Employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to three percent of such Participant’s Compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this

Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States) including, for this purpose, each Employee of the Employer who would have been a Participant if he had: (i) completed 1,000 Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned Compensation in excess of the stated amount required for participation in the Plan.

(b) Special Rule. Subject to the following rules, the percentage of Compensation required to be contributed pursuant to subsection (a) above shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom the percentage is the highest for the Plan Year.

(i) The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his Compensation for such Plan Year.

(ii) For the purposes of this Section 14.15, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.

(iii) The exception contained in this subsection shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of Code Section 410 or 401(a)(4).

14.16 Salary Reduction and Matching Contributions. For the purpose of this Section 14.16, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied. For the purpose of this Section 14.16 during all Plan Years beginning after December 31, 1988, all Employer matching contributions shall be taken into account for the purposes of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who was not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied.

14.17 Priorities Among Plans. In applying the minimum benefit provisions of this Article 14 in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a) If an Employee participates only in this Plan, the Employee shall receive the minimum benefit applicable to this Plan.

(b) If an Employee participates in both a defined benefit plan and a defined contribution plan and only one of such plans is a top heavy plan for the Plan Year, the Employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c) If an Employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the Employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the Employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent of his Compensation.

(d) If an Employee participates in two or more defined contribution plans which are top heavy plans, then the Employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in this Plan.

14.18 Bargaining Units. The requirements of this Article 14 shall not apply with respect to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such Employee representatives and such employer or employers.

14.19 Certain Changes Effective for Plan Years beginning on and after January 1, 2002.

(a) This Section 14.19 shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning on and after January 1, 2002, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such Plan Years. This Section 14.19 modifies the foregoing provisions of this Article 14.

(b) The term “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year is:

(i) an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) of the Code for Plan Years beginning on and after January 1, 2003), or

(ii) a five-percent owner of the employer, or

(iii) a one-percent owner of the employer having annual compensation of more than $150,000.

For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c) This Section 14.19(c) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(i) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(ii) The accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date shall not be taken into account.

(d) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(e) Notwithstanding the foregoing, in the event that an employee who is otherwise entitled to a minimum benefit equal to three percent of his compensation pursuant to this Section 14.19(e) is a participant in a defined benefit plan that is a part of this Plan’s aggregation group, such employee shall only be entitled to a combined benefit (determined in accordance with the requirements of Section 1.416-1, Q&A M-12 of the Treasury Regulations) under the plans equal to the minimum benefit required under the defined benefit plan pursuant to Code Section 416.

(f) A plan shall not be considered a top heavy plan if the plan consists solely of (i) a cash or deferred arrangement meeting the requirements of Section 401(k)(12) or 401(k)(13) of the Code, and (ii) matching contributions with respect to which the requirements of Section 401(m)(11) or (12) of the Code are met. If, but for this subparagraph, such a plan would be treated as a top heavy plan because it is a member of an aggregation group that is top heavy (within the meaning of Section 416(g) of the Code), effective January 1, 2008, Contributions under the plan may be taken into account in determining whether any other plan in the aggregation group meets the requirements of Section 14.15 hereof.